UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
EPR Properties
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF 2024 ANNUAL MEETING

OF SHAREHOLDERS

Meeting Information

Date:	May 29, 2024
Time:	11:00 a.m.
Location:	EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106

April 17, 2024

Dear Shareholders:

The 2024 annual meeting of shareholders of EPR Properties will be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 on May 29, 2024 at 11:00 a.m. (local time). At the meeting, our shareholders will vote:

•

To elect Peter C. Brown, John P. Case III, James B. Connor, Virginia E. Shanks, Gregory K. Silvers, Robin P. Sterneck, Lisa G. Trimberger and Caixia Y. Ziegler as trustees to serve for a one-year term (Proposal No. 1);

•	To approve our named executive officers’ compensation in an advisory vote (Proposal No. 2); and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal No. 3).

Shareholders will also transact any other business that may properly come before the meeting.

All holders of record of our common shares at the close of business on March 12, 2024 are entitled to vote at the meeting or any postponement or adjournment of the meeting.

We are pleased to continue to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. As a result, we are mailing to our shareholders a notice instead of a printed copy of this proxy statement and our 2023 annual report to shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including this proxy statement, our 2023 annual report to shareholders and a form of proxy card or voting instruction form. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

You are cordially invited to attend the meeting in person. Whether or not you intend to be present at the meeting, our Board of Trustees asks that you vote as promptly as possible. You may vote by proxy over the Internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. Your vote is important and all shareholders are encouraged to attend the meeting and vote in person or by proxy.

BY ORDER OF THE BOARD OF TRUSTEES

Paul R. Turvey

Senior Vice President, General Counsel and Secretary

909 Walnut, Suite 200  Kansas City, MO 64106  816.472.1700  Toll Free: 888 EPR REIT  Fax: 816.472.5794  www.eprkc.com

Proxy Statement EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

This proxy statement (this “Proxy Statement”) provides information about the 2024 annual meeting of shareholders (the “Annual Meeting”) of EPR Properties (“we,” “us” or the “Company”) to be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, on May 29, 2024, beginning at 11:00 a.m. (local time), and at any postponements or adjournments of the meeting.

The Notice Regarding the Availability of Proxy Materials and this Proxy Statement and form of proxy are being distributed and made available on or about April 17, 2024.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information:

Time and Date:	11:00 a.m. (local time) on Wednesday, May 29, 2024

Place:	EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

Record Date:	March 12, 2024

Voting:	Only shareholders of record at the close of business on March 12, 2024 are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote:	If you are a shareholder of record, you may vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials, or in person at the Annual Meeting. If you are a beneficial owner of our common shares of beneficial interest held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. You may also vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials.

Attending the Annual Meeting:

All shareholders as of the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the shareholder of record).

2024 Proxy Statement	Page 1

Annual Meeting Agenda and Voting Recommendations:

Proposal		Board’s Voting Recommendation	Page
No. 1	Election of Trustees	“FOR” each trustee nominee	14

The Company is asking shareholders to elect eight trustee nominees to the Board. The Board believes that the nominees possess the necessary experience, qualifications, attributes and skills to serve as trustees.

No. 2	Advisory Vote to Approve NEO Compensation	“FOR”	36
The Company is asking shareholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these proxy materials.
No. 3	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”	82

The Company and the Audit Committee are asking shareholders to ratify the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

2024 Proxy Statement	Page 2

Trustee Nominees:

The following table provides summary information about each trustee nominee.

Name	Age	Trustee Since	Principal Occupation	Committee Memberships

Peter C. Brown(1)	65	2010	Chairman of Grassmere Partners, LLC and Retired Chairman, Chief Executive Officer and President of AMC Entertainment Inc.	Audit and Finance (Chair)

John P. Case III(1)	60	2023	Retired Partner and Senior Advisor to Ares Net Lease and Retired Chief Executive Officer and President of Realty Income Corporation	Audit and Nominating/Company Governance

James B. Connor(1)	65	2019	Retired Chairman and Chief Executive Officer of Duke Realty Corporation	Compensation and Human Capital and Nominating/Company Governance (Chair)

Virginia E. Shanks(1)(2)	63	2019	Retired Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc.	Audit and Compensation and Human Capital

Gregory K. Silvers	60	2015	Chairman, Chief Executive Officer and President of EPR Properties	—

Robin P. Sterneck(1)	66	2013	President of Highland Birch Group and Co-Owner of Sterneck Capital Management	Compensation and Human Capital (Chair) and Nominating/Company Governance

Lisa G. Trimberger(1)	63	2022	Principal and Co-Owner of Mack Capital Investments LLC	Audit (Chair) and Finance

Caixia Y. Ziegler(1)	51	2022	Managing Director of Real Assets and Sustainable Investments at The John D. and Catherine T. MacArthur Foundation	Compensation and Human Capital, Finance and Nominating/Company Governance

  (1) Independent Trustee

  (2) Lead Independent Trustee

2024 Proxy Statement	Page 3

Corporate Governance Highlights:

•	All but one of the trustees are independent and meet regularly in executive session.

•	The roles of Chief Executive Officer and Chairman of the Board are combined.

•	The Board has elected Virginia E. Shanks to the position of Lead Independent Director.

•	We have adopted a majority vote standard for the election of trustees.

•	We impose trustee age limits.

•	Only independent trustees are Committee members.

•	The Board has a robust trustee nominee selection process.

•	The Board has embraced a culture of rotation guiding our Board and committee refreshment.

•	The Board has share ownership guidelines for trustees and executive officers.

•	The Company has an anti-hedging and anti-pledging policy.

•	The Company has adopted an executive compensation clawback policy.

•	Board, Committee and trustee performance evaluations are performed annually.

•	The Board and Committees are responsible for risk oversight.

•	The Nominating/Company Governance Committee is responsible for oversight of the Company’s environmental, social and sustainability responsibilities and strategies.

•	Shareholders are permitted to make amendments to the Bylaws.

•	The Board is not classified and each trustee is subject to reelection at each annual meeting of the shareholders.

•	Each of our trustees attended all of the meetings of the Board and all of the meetings of the Committees on which they served during the 2023 fiscal year.

•	Each of our trustees attended the Company’s 2023 Annual Meeting of Shareholders.

Financial Highlights:

The following are financial highlights of 2023:

•	Total revenue was $705.7 million for 2023, representing a 7.2% increase from 2022.

•

Net income available to common shareholders for 2023 was $148.9 million, or $1.97 per diluted common share, compared to net income available to common shareholders of $152.1 million, or $2.03 per diluted common share, for 2022.

•	Funds from operations (“FFO”) (a non-GAAP financial measure) for 2023 was $394.6 million, or $5.15 per diluted common share, compared to $347.7 million, or $4.60 per diluted common share, for 2022.(1)

•

FFO as adjusted (a non-GAAP financial measure) for 2023 was $397.2 million, or $5.18 per diluted common share, compared to $355.2 million, or $4.69 per diluted common share, for 2022, representing a 10.4% increase in per share results.(1)

•

During 2023, our investment spending totaled $269.4 million and at December 31, 2023, we had committed an additional approximately $240.0 million for experiential development and redevelopment projects.

•	During 2023, we continued the payment of our monthly cash dividend at the level of $0.275 per common share.

2024 Proxy Statement	Page 4

•

We entered into a comprehensive restructuring agreement with Regal anchored by a new triple-net master lease with $65.0 million in total annual fixed rent that escalates by 10% every five years with the potential for annual percentage rent if Regal achieves certain gross sales threshold amounts.

•

We collected $2.1 million of deferred rent and interest from accrual basis customers and approximately $36.4 million in deferred rent and interest from cash basis customers and from customers for which the deferred payments were not previously recognized as revenue. At December 31, 2023, we have collected all rent and interest that had been deferred as a result of the COVID-19 pandemic from accrual basis tenants and have approximately $12.0 million due from cash basis customers, primarily related to one tenant.

•	We maintained our net debt to gross assets at 39% at December 31, 2023.(1)

(1)

Non-GAAP financial measures are included in this proxy statement to provide context regarding the relationship between pay and performance. For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 52 through 57 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Executive Compensation Highlights:

Our Compensation and Human Capital Committee, which we refer to in this Proxy Statement as our Compensation Committee, has designed our executive compensation program to attract and retain quality executives by aligning our executives’ interests with those of our shareholders, motivating our executives to achieve superior performance, and rewarding them for such performance, with the overarching goal of maximizing long-term shareholder value. These key principles are reflected in the specific goals of our executive compensation program:

Align our Executives’ Interests with our Shareholders’ Interests	Motivate and Reward Superior Performance

•  Reward executives for performance on measures designed to preserve or increase shareholder value

•  Use equity-based incentives to ensure that executives focus on business objectives that preserve and build shareholder value

•  Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation, and other benefits

•  Emphasize variable performance-based compensation

2024 Proxy Statement	Page 5

To accomplish these goals, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program and long-term incentive plan payable primarily through equity grants, all of which are considered at-risk. Some of the compensation “best practices” we employ in furtherance of our philosophy include:

What We Do	What We Don’t Do

✓   The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity

✓   We enhance executive officer retention with time-based, multi-year vesting schedules for certain equity incentive awards

✓   To set variable pay, we establish performance goals for management, assess performance against these goals and compare our performance on key metrics against other comparable triple-net lease REITs

✓   Multi-year, long-term incentive equity awards use relative TSR as principal metrics

✓   We have share ownership guidelines for our executives and trustees

✓   We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees

✓   We incent executives to elect to receive annual incentive awards in the form of nonvested, restricted common shares instead of cash by valuing the equity award at a premium, further aligning their interests with shareholders

✓   All of our executive officers are subject to an executive compensation clawback policy

✗  We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control

✗  We do not allow hedging or pledging of Company securities

✗  We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; annual incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts

✗  We do not allow for repricing of common share options

✗  We do not provide excessive perquisites; our perquisites are market competitive to incent executive retention

2024 Proxy Statement	Page 6

Corporate Responsibility Highlights:

We strive to operate in a socially responsible and ethical manner. Our Company’s core values both distinguish us and guide our business activities. We foster honesty and respect among our associates, are committed to using resources in an environmentally conscious way, support the communities in which we work and uphold our corporate responsibilities for the benefit of our shareholders. Our Nominating/Company Governance Committee is specifically tasked under its committee charter with overseeing the Company’s strategy on corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals, and developing and recommending to the Board for approval policies and procedures relating to the Company’s corporate social responsibility and sustainability activities. During 2023, we published our annual Corporate Responsibility Report, which is available at www.eprkc.com.

Environmental Responsibility Highlights:

•

Most of our properties are leased to tenants under long-term triple net leases, giving us limited control of their emissions and sustainability practices and limited visibility to our tenants’ sustainability data. Nevertheless, we are focused on working alongside and empowering our tenants in a collective effort to implement specific practices and energy conservation measures, by providing resources and assistance where possible.

•

We conduct extensive environmental due diligence on potential acquisitions as part of our underwriting process to determine if there are any recognized environmental conditions that affect our properties.

•	In an effort to reduce and ultimately eliminate single-use plastic in our corporate headquarters, we discontinued plastic water bottles and provide reusable silverware, drinkware and dinnerware.

•

Our waste diversion strategies focus on recycling ink cartridges and aluminum, decreasing paper waste by encouraging employees to use paperless options and donating used office equipment and electronics when possible.

•	We strive to use energy-efficient LED lighting and IT equipment at our headquarters.

•

We encourage our associates to seek out ways to decrease their daily environmental impact by walking or using mass transit. In addition, bike parking areas and electric car charging spaces are available within our building complex. Our Company also permits associates to work remotely.

Social Responsibility Highlights:

We offer a variety of programs aimed at bettering the lives of our staff:

•	Our benefits include competitive base pay, performance-based restricted stock awards and a 401(k) with a robust company match.

•	We support our associates’ physical and mental health through paid parental leave, industry-leading health care benefits, unlimited sick leave, flexible paid time off and employee assistance programs.

•	We offer yearly wellness reimbursements, an on-site fitness center and fully stocked kitchens.

•	We provide opportunities for our associates to learn and thrive as professionals, including educational reimbursement, mentorship, executive coaching and ongoing professional development.

2024 Proxy Statement	Page 7

•

Our Company’s charitable giving program, EPR Impact, is a key cornerstone of our social responsibility. EPR Impact’s annual budget includes a pool of funds to support employee-directed contributions to nonprofit organizations where an employee is personally involved.

•	We match employee contributions annually up to a given amount for contributions from their personal funds to nonprofit organizations.

•	We also offer paid volunteer time, giving employees the chance to volunteer together during work hours and on dedicated days of service.

•

We respect people as individuals in all facets of our work. We value diverse backgrounds and perspectives and promote equal opportunity and inclusion and do not tolerate discrimination, corruption or harassment and value human rights, regardless of race, color, religion, national origin, citizenship, marital status, gender, gender identity, gender expression, sexual orientation, age, disability, veteran status or other characteristics protected by law.

•

We believe that a safe and secure work environment is critical to the success of our business and encourage employee input and ongoing education about safety and security issues to protect those in our corporate office and hold vendors and consultants accountable to our standards.

•

Our Board has adopted a Human Rights Policy that addresses our commitment to equality and inclusion, a safe and healthy workplace, workplace security, and other rights and protections relating to labor and the workplace.

•	Our policies and procedures embrace best practices for cybersecurity. Third-party vendors complement our processes by conducting independent cybersecurity testing and suggesting future enhancements.

2024 Proxy Statement	Page 8

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting, which will take place on Wednesday May 29, 2024. As a shareholder, you are invited to attend the Annual Meeting and vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

•	The Notice of Internet Availability of Proxy Materials (the “Notice”);

•	This Proxy Statement for the Annual Meeting; and

•	Our 2023 annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”).

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.

What am I voting on?

Our Board of Trustees (also referred to herein as the “Board”) is soliciting your vote for:

•

The election of Peter C. Brown, John P. Case III, James B. Connor, Virginia E. Shanks, Gregory K. Silvers, Robin P. Sterneck, Lisa G. Trimberger and Caixia Y. Ziegler as trustees to serve for a one-year term (Proposal No. 1);

•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (the “say-on-pay” vote) (Proposal No. 2); and

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal No. 3).

What are the Board’s recommendations?

The Board recommends you vote:

•

“FOR” the election of Peter C. Brown, John P. Case III, James B. Connor, Virginia E. Shanks, Gregory K. Silvers, Robin P. Sterneck, Lisa G. Trimberger and Caixia Y. Ziegler as trustees to serve for a one-year term (Proposal No. 1);

•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (Proposal No. 2); and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal No. 3).

2024 Proxy Statement	Page 9

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (referred to herein as the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

If I share an address with another shareholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call us at the following address and telephone number:

EPR Properties

Attention: Secretary

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

Shareholders who hold shares in “street name” (as described below) may contact their broker, bank or other similar nominee to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

Our proxy materials are also available on the Internet at www.envisionreports.com/EPR.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

2024 Proxy Statement	Page 10

Who is entitled to vote at the meeting?

Holders of record of our common shares at the close of business on March 12, 2024 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote their common shares held on that date at the meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 75,667,892 common shares of the Company were outstanding.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each common share owned by you at the close of business on the Record Date.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•

In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

2024 Proxy Statement	Page 11

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common shares outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to proceed. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal No. 3) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

The election of trustees (Proposal No. 1) and the say-on-pay vote (Proposal No. 2) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal Nos. 1 and 2.

How many votes are needed to approve each item?

We have adopted a majority vote standard for the election of trustees in uncontested elections. The affirmative vote of a majority of votes cast at the Annual Meeting is required for the election of trustees (Proposal No. 1). This means that the number of shares voted “FOR” each trustee nominee must exceed the number of votes “AGAINST” that trustee nominee in order for that nominee to be elected.

2024 Proxy Statement	Page 12

The affirmative vote of a majority of votes cast at the Annual Meeting is required to: (i) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2); and (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal No. 3). This means that the number of shares voted “FOR” each proposal must exceed the number of votes “AGAINST” that proposal in order for that proposal to be approved.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will be counted to determine whether there is a quorum present. Each trustee nominee is elected by the affirmative vote of a majority of the votes cast for the election of that trustee nominee at the Annual Meeting. Only votes “FOR” or “AGAINST” with respect to each trustee nominee are counted as votes cast. Abstentions and broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

The proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal No. 3) each require the affirmative vote of a majority of the votes cast for that proposal at the Annual Meeting. Only votes “FOR” or “AGAINST” each proposal are counted as votes cast. Abstentions and broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

What is the effect of an advisory vote?

The vote of the shareholders regarding the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) is an advisory vote, and the results will not be binding on the Board of Trustees or the Company. However, the Board and the Compensation Committee, which is comprised of independent trustees, will consider the outcome of the votes when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary a written notice of revocation prior to the Annual Meeting.

Does the Company have a policy for confidential voting?

We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy instructions, ballots and voting tabulations, except where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

2024 Proxy Statement	Page 13

COMPANY GOVERNANCE

Proposal No. 1 – Election of Trustees

What are you voting on?	The Board has nominated Peter C. Brown, John P. Case III, James B. Connor, Virginia E. Shanks, Gregory K. Silvers, Robin P. Sterneck, Lisa G. Trimberger and Caixia Y. Ziegler to serve as trustees for terms expiring at the next annual meeting of shareholders or until their successors are duly elected and qualified.

The Board of Trustees currently consists of eight members. The nominees, Messrs. Brown, Case, Connor and Silvers and Mses. Shanks, Sterneck, Trimberger and Ziegler have been nominated upon the recommendation of the Nominating/Company Governance Committee, which is comprised solely of independent trustees. Each of the nominees is currently serving as a trustee of the Company. If they are elected, each of the nominees will continue to serve for terms expiring at the next annual meeting of shareholders or until their successors are duly elected and qualified. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them in accordance with the shareholder’s instruction or, if no instruction is made, for the election of the Board’s nominees for trustee.

Vote Required

Each trustee nominee who receives a majority of the votes cast in favor of such trustee nominee’s election (i.e., the number of shares voted “FOR” a trustee nominee must exceed the number of shares “AGAINST” from that trustee nominee, excluding abstentions and broker non-votes) will be elected a trustee, in an uncontested election.

The Company’s Trustee Resignation Policy provides that any trustee nominee who does not receive a majority of votes cast in favor of such trustee nominee’s election must promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Nominating/Company Governance Committee must consider and act on the resignation, as more fully described under “Additional Information Concerning the Board of Trustees – Mandatory Trustee Resignation Policy.”

Your Board recommends a vote “FOR” the election of Peter C. Brown, John P. Case III, James B. Connor, Virginia E. Shanks, Gregory K. Silvers, Robin P. Sterneck, Lisa G. Trimberger and Caixia Y. Ziegler as trustees.

Here is a brief description of the backgrounds and principal occupations of all eight individuals nominated for election as trustees.

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Trustee Nominees

(Serving and Nominated for a Term Expiring at the 2025 Annual Meeting)

Peter C. Brown	Trustee since: 2010 and Nominee	Age: 65	Independent

Mr. Brown is Chairman of Grassmere Partners, LLC, a private investment firm. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc., one of the world’s leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999, and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown served as the non-executive Chairman of the Board of Trustees of the Company from 1997 to 2003. Mr. Brown currently serves on the board of directors and audit and finance committees of Lumen Technologies, Inc., a NYSE-listed global communications and technology company that delivers a platform for applications and data to consumers, businesses, governments and communities. He also serves on the board of directors and audit, compensation and nominating committees of Cinedigm Corp., a NASDAQ-listed provider of premium content, streaming channels and technology services to the world’s largest media, technology and retail companies. Mr. Brown has also previously served on the boards of National CineMedia, Inc., Midway Games, Inc., LabOne, Inc., Protection One, Inc. and CEC Entertainment, Inc. Mr. Brown is a graduate of the University of Kansas.

John P. Case III	Trustee since: 2023 and Nominee	Age: 60	Independent

Mr. Case was a Partner and Senior Advisor for Ares Net Lease on a part time basis from 2021 to 2023. Prior to joining Ares in 2021, Mr. Case served as the Chief Executive Officer, President and Director of Realty Income Corporation (an S&P 500 company), beginning in 2013. He served as Executive Vice President, Chief Investment Officer of Realty Income Corporation from 2010 to 2013. Additionally, Mr. Case served on the Board of Directors of Duke Realty Corporation from 2018 to 2022 before it was acquired by Prologis, Inc. He has served on the Executive Board of the National Association of Real Estate Investment Trusts as well as on The Real Estate Roundtable. Prior to joining Realty Income, Mr. Case served for 19 years as a New York-based real estate investment banker. He began his investment banking career at Merrill Lynch, where he worked for 14 years, and was named a Managing Director in 2000. Following his tenure at Merrill Lynch, Mr. Case was co-head of Americas Real Estate Investment Banking at UBS and later the co-head of Real Estate Investment Banking for RBC Capital Markets, where he also served on the firm’s Global Investment Banking Management Committee. During Mr. Case’s investment banking career, he was responsible for more than $100 billion in real estate capital markets and advisory transactions. Mr. Case currently serves on the Board of Trustees of Washington and Lee University. Mr. Case holds a B.A. from Washington and Lee University in Economics and an M.B.A. from the University of Virginia Darden School of Business.

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James B. Connor	Trustee since: 2019 and Nominee	Age: 65	Independent

Mr. Connor was the Chairman, Chief Executive Officer and a member of the Board of Directors of Duke Realty Corporation before it was acquired by Prologis, Inc. in 2022. Prior to being named Chairman and Chief Executive Officer, Mr. Connor held various senior management positions with Duke Realty Corporation, including President and Chief Executive Officer from January 1, 2016 through April 25, 2017, Senior Executive Vice President and Chief Operating Officer from 2013 to 2015, Senior Regional Executive Vice President from 2011 to 2013, and Executive Vice President Midwest region from 2003 to 2010. Prior to joining Duke Realty Corporation in 1998, Mr. Connor held numerous executive and brokerage positions with Cushman & Wakefield, most recently serving as Senior Managing Director for the Midwest area. Mr. Connor currently serves on the boards of Prologis, Inc., a NYSE listed real estate investment trust that owns, operates and develops logistics real estate around the world, and Healthpeak Properties, Inc., a NYSE listed real estate investment trust that owns, operates and develops high quality healthcare real estate. Mr. Connor also serves as a Trustee for Roosevelt University in Chicago. Mr. Connor has a Bachelor’s Degree in Business Administration and Real Estate Finance from Western Illinois University.

Virginia E. Shanks	Trustee since: 2019 and Nominee	Age: 63	Lead Independent Trustee

Ms. Shanks served as a Strategic Advisor for Penn National Gaming, Inc., a NASDAQ-listed casino entertainment company (“Penn National”), from October 2018 until January 2020. She previously served as Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc. (“Pinnacle”), a casino entertainment company, from July 2013 until October 15, 2018 when Pinnacle merged with Penn National. From October 2010 to June 2013, Ms. Shanks served as Executive Vice President and Chief Marketing Officer of Pinnacle. Prior to joining Pinnacle, she was Chief Marketing Officer for Multimedia Games Inc. from 2008 to 2010. Prior to 2008, Ms. Shanks held senior executive positions for more than 25 years at the property, division and corporate levels of Caesars Entertainment Corp., including Senior Vice President of Brand Management. Ms. Shanks serves on the board of directors, serves as the Chair of the finance committee and is a member of the compensation and innovation committees of Altria Group, Inc., a NYSE-listed producer and marketer of tobacco, cigarettes and related products. Ms. Shanks also serves on the board of directors and the compensation and compliance Committees of Light & Wonder, Inc., a NASDAQ-listed global leader in cross-platform games and entertainment. Ms. Shanks received a B.S. from the University of Nevada.

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Gregory K. Silvers	Trustee since: 2015 and Nominee	Age: 60

Mr. Silvers was appointed as our Chairman in May 2022 and as our Chief Executive Officer and President in February 2015. Prior to being appointed as our Chief Executive Officer and President, Mr. Silvers served as our Executive Vice President since February 2012, Chief Operating Officer since 2006 and Chief Development Officer since 2001. Mr. Silvers previously served as our Vice President from 1998 until February 2012 and as our Secretary and General Counsel from 1998 until October 2012. From 1994 to 1998, he practiced with the law firm of Stinson LLP specializing in real estate law. Mr. Silvers received his J.D. in 1994 from the University of Kansas.

Robin P. Sterneck	Trustee since: 2013 and Nominee	Age: 66	Independent

Ms. Sterneck runs her own company, Highland Birch Group, a private business consulting firm, and splits her time as co-owner with Sterneck Capital Management, LLC. Prior to founding Highland Birch Group, Ms. Sterneck served in various capacities at Swiss Reinsurance (“Swiss Re”), a leading wholesale provider of reinsurance, insurance and other insurance-based forms of risk transfer, including serving as Managing Director, Head of Global Talent from January 2009 until her retirement in September 2009, and as Managing Director, Head of Commercial Insurance from 2006 until 2009. Ms. Sterneck joined Swiss Re upon its acquisition of GE Insurance Solutions in 2006. Prior to the acquisition, Ms. Sterneck served in a number of positions at GE Insurance Solutions beginning in 1999, including Head of the Commercial Insurance Division, a member of the Executive Leadership Team and a Global Marketing Leader. She also served as Senior Vice President of GE Capital from 1996 until 2006, and she previously held a number of positions with various subsidiaries of General Electric Co. (“GE”). Prior to joining GE in 1996, Ms. Sterneck spent 15 years in investment banking and public finance, including serving as Managing Director of Public Finance for Clayton Brown & Associates and as Senior Vice President for Shearson Lehman Brothers. Ms. Sterneck currently serves and has served on numerous non-profit and private company boards. She is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence and leading boardroom practices. Ms. Sterneck received a B.S. in Science from Trinity College of Vermont and an M.B.A. from Tulane University.

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Lisa G. Trimberger	Trustee since: 2022 and Nominee	Age: 63	Independent

Ms. Trimberger is a principal and co-owner of a private investment company, Mack Capital Investments LLC. Ms. Trimberger retired as an audit partner of Deloitte & Touche LLP in 2014 after 31 years with the firm. As a lead client service and audit partner, Ms. Trimberger audited and consulted with the management and boards of publicly traded companies, including real estate investment trusts, and worked on significant corporate transactions and control and risk-assessment matters. During her tenure at Deloitte & Touche LLP, Ms. Trimberger served as co-chair of the Nominating Committee of the Board of Directors and as a leader of the firm’s National Women’s Initiative for the development and retention of women professionals. She currently serves on the board, as chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee of Corporate Office Properties Trust (NYSE: OFC) that owns, manages, leases, develops and acquires office and data center shell properties. She also serves on the board, as chair of the Audit Committee and a member of the Remuneration Committee of Luxfer Holdings PLC (NYSE: LXFR), a global industrial company in highly-engineered advanced materials. Ms. Trimberger is a member of the NACD and the National Association of Real Estate Investment Trusts. She is an NACD Board Leadership Fellow and earned the CERT Certificate in Cybersecurity Oversight as developed by NACD, Ridge Global and Carnegie Mellon University’s CERT division. Ms. Trimberger has also completed the Women’s Director Development Executive Program at J.L. Kellogg School of Management of Northwestern University. Ms. Trimberger holds a B.S. degree in Accounting from St. Cloud State University and is a certified public accountant.

Caixia Y. Ziegler	Trustee since: 2022 and Nominee	Age: 51	Independent

Ms. Ziegler has been the Managing Director of Real Assets and Sustainable Investments at The John D. and Catherine T. MacArthur Foundation (the “MacArthur Foundation”) since 2022 and prior to 2022 as Managing Director of Real Assets since 2017. Prior to joining the MacArthur Foundation, she was Head of Real Estate at the Ford Foundation between 2014 and 2017. Between 2004 and 2014, she held investment management positions at the National Railroad Retirement Investment Trust (“NRRIT”), including Director of Global Real Assets. Prior to joining NRRIT, she spent six years with United Technologies Corporation in various treasury, finance and investment positions. During her career, she committed over $3 billion of capital in private equity real estate partnerships across geography and property sectors. She has served on numerous Limited Partner Advisory Committees and worked with General Partners on governance, conflicts of interest and succession planning issues. She is a past member of the Pension Real Estate Association and a current member of the Limited Partner Advisory Council of SEO. Ms. Ziegler holds a Bachelor’s degree in International Business from Xiamen University and an MBA from Wake Forest University.

2024 Proxy Statement	Page 18

The Nominating/Company Governance Committee has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and the business priorities.

The following table summarizes certain key characteristics of the Company’s business and the associated qualifications, attributes, skills and experience that the Nominating/Company Governance Committee believes should be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills and Experience
The Company’s business involves complex financial transactions and accounting issues.	• High level of financial literacy. • Relevant CEO/President experience. • Relevant CFO/COO experience.
Real estate investment and development is the core focus of the Company’s business.	• Extensive knowledge of the real estate industry.

The Company’s business involves the acquisition and development of experiential real estate, including theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural and live venues.

•   Extensive knowledge of the experiential industry, including one or more of the following categories: theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural, and live venues.

The Company’s business involves accessing the capital markets on a regular basis.	• Extensive knowledge of public debt and equity markets. • Extensive knowledge of credit markets.
The Company is experiencing rapid growth and plans to continue expanding investments to address new and developing trends in experiential real estate.

•   Skills dealing with diversity of race, ethnicity, gender, age, cultural background or professional experience.

•   Extensive knowledge of strategic planning and organizational design.

•   Specific in-depth knowledge of consumer discretionary industries.

•   Extensive knowledge of human capital management.

The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight/management expertise.
The Company must comply with complex regulatory requirements and is committed to strong and transparent corporate governance practices.	• Independence. • Extensive knowledge of public company corporate. governance matters. • Legal or regulatory experience.

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Set forth below is a chart listing each of the specific qualifications, attributes, skills and experiences discussed above. While we look to each trustee to be knowledgeable in these areas, an “X” in the chart indicates the specific qualification, attribute, skill or experience that each trustee brings to the Board. The lack of an “X” for a particular item does not mean that the trustee does not possess that qualification, attribute, skill or experience.

Qualifications, Attributes, Skills and Experience
High level of financial literacy	X	X	X	X	X	X	X	X
Relevant CEO/President experience	X	X	X		X
Relevant CFO/COO experience	X		X		X	X
Extensive knowledge of the real estate industry	X	X	X		X		X	X

Extensive knowledge of the experiential industry,
including one or more of the following categories:
theatres, eat & play, ski, attractions, experiential
lodging, gaming, fitness & wellness, cultural, and live venues

	X	X		X	X			X
Extensive knowledge of public debt and equity markets	X	X	X		X	X		X
Extensive knowledge of credit markets	X	X	X		X
Skills dealing with diversity of race, ethnicity, gender, age, cultural background or professional experience	X	X	X	X	X	X	X	X
Extensive knowledge of strategic planning and organizational design	X	X	X	X	X	X
Exposure to, or specific in-depth knowledge of, consumer discretionary industries	X			X
Risk oversight/management expertise	X	X	X	X	X	X	X	X
Independence	X	X	X	X		X	X	X
Extensive knowledge of public company corporate governance matters	X	X	X	X	X	X	X
Extensive knowledge of human capital management		X				X
Legal or regulatory experience				X	X	X

The Nominating/Company Governance Committee and the Board of Trustees have evaluated the specific experience, qualifications, attributes, and skills of each nominee and trustee to determine that such person should serve as a trustee of the Company at this time. In doing so, the Nominating/Company Governance Committee and the Board focused primarily on the credentials described above.

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Particular consideration was given to the many years of experience each nominee and trustee has in real estate, finance and the entertainment, recreation and education businesses, and the diversity of experience, background and other relevant distinctions among the trustees. The Nominating/Company Governance Committee and the Board believe that such experience and diversity are vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for the Company.

The Nominating/Company Governance Committee and the Board also recognized the value of participation by each of the current members of the Board in the NACD, and particularly their access to NACD resources, presentations and updates regarding company governance, executive compensation, risk oversight and strategic planning. The Nominating/Company Governance Committee and the Board believe that these resources ensure that our trustees are fully informed of current issues and best governance practices.

Each of Messrs. Brown, Case, Connor and Silvers and Mses. Shanks, Sterneck, Trimberger and Ziegler has consented to serve on the Board of Trustees. If any nominee should become unavailable to serve as a trustee, the Board of Trustees or the Nominating/Company Governance Committee may designate a substitute nominee or may elect to keep the vacancy unfilled. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Trustees or the Nominating/Company Governance Committee.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF TRUSTEES

Our Board of Trustees is committed to effective company governance. We have adopted Company Governance Guidelines, Independence Standards for Trustees and a Code of Business Conduct and Ethics for all officers, employees and trustees. Those documents and the charters of our Audit Committee, Nominating/Company Governance Committee, Finance Committee and Compensation Committee may be found on the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com and are available in print to any shareholder or interested party who requests them. Requests for printed copies of our Company Governance Guidelines, Independence Standards for Trustees, Code of Business Conduct and Ethics or any charters of our Board committees should be submitted in writing to the Secretary of the Company at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Company Governance Guidelines and Code of Business Conduct and Ethics

Our Company Governance Guidelines address a number of topics, including the role and responsibilities of our Board, the qualifications of independent trustees, the ability of shareholders and interested parties to communicate directly with the independent trustees, Board committees, appointment of a Lead Independent Trustee when the offices of Chairman and Chief Executive Officer are combined, trustee compensation, and management succession. Our Nominating/Company Governance Committee reviews our Company Governance Guidelines on a periodic basis to ensure their continued effectiveness.

We have also adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and all other officers, employees and trustees. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics by posting such information on our website or by filing a Form 8-K with the SEC.

Trustee Independence

Our Company Governance Guidelines and the NYSE’s governance rules require that a majority of our trustees be independent. To qualify as independent for this purpose, our Board must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist our Board

2024 Proxy Statement	Page 21

in making this determination, the Board has used our Independence Standards for Trustees as categorical standards to evaluate the independence of our independent trustees. Using those standards, the Board reviewed the independence of each of our trustees and trustee nominees. Based upon that review, the Board has affirmatively determined that each of our trustees and trustee nominees, except Mr. Silvers, has no material relationship with the Company and is thus independent in accordance with our Company Governance Guidelines and NYSE rules.

The following is a summary of our Independence Standards for Trustees. For a complete description of those standards, please review our Independence Standards for Trustees on the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com.

•	A trustee is not independent if:

•

The trustee is, or has been within the last 3 years, an employee of the Company, or an immediate family member of the trustee is, or has been within the last 3 years, an executive officer of the Company,

•

The trustee has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation (provided such compensation is not contingent on future service),

•

(A) The trustee or an immediate family member is a current partner of the firm that is our internal or external auditor, (B) the trustee is a current employee of such firm, (C) the trustee has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the trustee or an immediate family member was within the last 3 years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time,

•

The trustee or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves on that company’s compensation committee, or

•

The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last 3 years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•

A person who is an executive officer or affiliate of an entity that provides non-advisory financial services such as lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services to the Company or its affiliates may be determined by the Board of Trustees to be independent if the following conditions are satisfied:

•	The entity does not provide financial advisory services to the Company,

•	The annual interest and/or fees payable to the entity by the Company do not exceed the numerical limitation described above,

•	Any loan provided by the entity is made in the ordinary course of business of the Company and the lender and does not represent the Company’s principal source of credit or liquidity,

•

The trustee has no involvement in presenting, negotiating, underwriting, documenting or closing any such non-advisory financial services and is not compensated by the Company, the entity or any of its affiliates in connection with those services,

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•

The Board affirmatively determines that the terms of the non-advisory financial services are fair and reasonable and advantageous to the Company and no more favorable to the provider than generally available from other providers,

•	The provider is a recognized financial institution, non-bank commercial lender or securities broker,

•	The trustee abstains from voting as a trustee to approve the transaction, and

•

All material facts related to the transaction and the relationship of the person to the provider are disclosed by the Company in its reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and proxy statement.

•

No person who serves, or whose immediate family member serves, as a partner, member, executive officer or in a comparable position of any firm providing accounting, consulting, legal, investment banking or financial advisory services to the Company, or as a securities analyst covering the Company, will be considered independent until after the end of that relationship.

•

No person who is, or who has an immediate family member who is, an officer, director, more than 5% shareholder, partner, member, attorney, consultant or affiliate of any tenant of the Company or any affiliate of such tenant will be considered independent until three years after the end of the tenancy or such relationship.

Mandatory Trustee Resignation Policy

The Company’s Trustee Resignation Policy provides that any trustee nominee who receives a greater number of votes “against” his or her election than votes “for” such election must promptly tender his or her written offer of resignation to the Board following certification of the shareholder vote from the meeting at which the election occurred. The policy applies only to uncontested elections of trustees, which is defined as any election in which the number of trustee nominees for election does not exceed the number of trustees to be elected. Once such a resignation is tendered, the Nominating/Company Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Nominating/Company Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Nominating/Company Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The trustee who tenders his or her resignation is not permitted to participate in the proceedings of the Nominating/Company Governance Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a trustee’s resignation, or if a non-incumbent nominee for trustee is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.

In addition, our Company Governance Guidelines provide that any trustee who experiences any significant change in their personal circumstances, including a change in their principal job or professional responsibilities, must submit a letter of resignation to the Board to be effective on acceptance by a majority of the disinterested members of the Board at a meeting thereof duly called and held.

Trustee Age Limit

Our Company Governance Guidelines provide that the Nominating/Company Governance Committee will not recommend for election to the Board any incumbent trustee who has turned, or prior to the Company’s next annual meeting of shareholders will turn, 75 years of age.

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Frequency of Board Meetings

The Board of Trustees met five times in 2023. All trustees attended every meeting of the Board. All trustees attended every meeting of the committees on which they served during 2023. Our trustees discharge their responsibilities throughout the year, not only at Board of Trustees and committee meetings, but also through personal meetings, actions by unanimous written consent and communications with members of management and others regarding matters of interest and concern to the Company.

Executive Sessions

The independent trustees meet regularly in separate executive sessions without management. Ms. Shanks, as Lead Independent Trustee, serves as the presiding trustee during those sessions.

Shareholder Communications with the Board

Any shareholder or interested party is welcome to send a written communication to the non-management trustees about any matter of interest related to the Company. A shareholder or interested party may communicate with the non-management trustees by either sending a letter to our address listed on the cover page of this Proxy Statement, or by visiting the Corporate Governance page within the Corporate Responsibility section of our website at www.eprkc.com, clicking on the link under the heading “Anonymously Report,” and following the instructions for making a confidential submission. Such written or electronic communication will be forwarded directly to the non-management trustees and will not be screened by management. Shareholders may also make proposals and nominate candidates for trustee for consideration at any annual meeting in accordance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below.

Board Committees

The Board of Trustees has established an Audit Committee, a Nominating/Company Governance Committee, a Finance Committee and a Compensation Committee. Under our Company Governance Guidelines, members of the Audit Committee, Compensation Committee and Nominating/Company Governance Committee must satisfy the NYSE’s independence requirements in addition to certain requirements applicable specifically to the Audit Committee and Compensation Committee. Copies of the committee charters may be obtained by visiting the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com.

Audit Committee. The Board of Trustees has appointed an Audit Committee consisting of Messrs. Brown and Case and Mses. Shanks and Trimberger. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The committee members also meet the additional independence standards of Exchange Act Rule 10A-3. The Board of Trustees has determined that Messrs. Brown and Case and Ms. Trimberger are “audit committee financial experts,” as defined by the SEC rules, by virtue of their experience and positions held as described elsewhere in this proxy statement. Ms. Trimberger serves as the Chair of the Audit Committee The committee met four times in 2023.

The primary responsibility of the Audit Committee is to assist the Board’s oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and registered independent public accounting firm and review of the Company’s annual budget.

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The registered independent public accounting firm is responsible for auditing the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management’s internal control over financial reporting and expressing an opinion on the effectiveness of its internal control over financial reporting.

The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the committee and is accountable to the committee.

The Audit Committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those policies generally provide that:

•

The performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the related fees, must be specifically pre-approved by the committee or, in the absence of one or more of the committee members, a designated member of the committee;

•	Pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm; and

•	Each particular service to be approved must be described in detail and be supported by detailed back-up documentation.

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the 2024 consolidated financial statements and internal control over financial reporting for 2024, subject to shareholder ratification, and has engaged KPMG to perform specific tax return preparation and compliance, tax consulting and tax planning services during 2024. See “Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm.”

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not accountants or certifiers of the Company’s financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting and may not be experts in the field of accounting or auditing, including accountant independence. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate. Unless an Audit Committee member has knowledge that makes reliance unwarranted, each Audit Committee member may rely without independent verification on the information provided to them and the representations made to them by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations, effective disclosure controls and procedures or effective internal controls over financial reporting. Furthermore, the Audit Committee’s considerations and discussions referred to above and in its charter do not assure that the audit of the Company’s financial statements has been carried out in accordance with the rules of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles, or that the accountants are in fact independent.

Nominating/Company Governance Committee. The Board of Trustees has appointed a Nominating/Company Governance Committee consisting of Messrs. Case and Connor and Mses. Sterneck and Ziegler. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules.

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The Nominating/Company Governance Committee carries out the responsibilities delegated by the Board relating to the Company’s corporate governance policies and trustee nominations process. The Nominating/Company Governance Committee is also specifically tasked under its committee charter with overseeing the Company’s corporate, environmental, social and sustainability responsibilities and strategies, including evaluating the impact of Company practices on communities and individuals, and developing and recommending to the Board for approval policies and procedures relating to the Company’s corporate social responsibility and sustainability activities.

The Nominating/Company Governance Committee will consider trustee candidates recommended by shareholders who comply with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions.” The Nominating/Company Governance Committee will evaluate nominees recommended in good faith by shareholders in the same manner and using the same criteria as applicable to the Nominating/Company Governance Committee’s own nominees, but may give greater weight to nominees recommended by holders of more than 5% of the Company’s outstanding common shares. In evaluating candidates for nomination to the Board, the Nominating/Company Governance Committee will review their backgrounds and areas of expertise, and may obtain the views of management, investment bankers and other interested parties. The Nominating/Company Governance Committee may engage third parties to assist in identifying and evaluating candidates. The Nominating/Company Governance Committee shall not be required to disclose the reason for accepting or rejecting any nominee.

The Nominating/Company Governance Committee has adopted guiding principles to provide direction for processes of Board development and succession, and clarity and transparency to our Board and shareholders regarding those processes. Board composition is guided by the following principles, which are focused on maintaining robust and effective governance:

•	The Board should be composed of trustees who are highly engaged;

•	In light of the rapidly changing environment in which we operate, the Board should include individuals with highly relevant professional experience;

•

The Nominating/Company Governance Committee will reevaluate regularly those qualifications, attributes, skills and experiences that are beneficial to the Board based on our business characteristics and determine whether adjustments to the Board are indicated;

•

Rather than setting specific limits for the overall length of time a trustee may serve, the Nominating/Company Governance Committee has established a culture of rotation, driven by open and honest individual evaluations, continuous assessments of the needs of the Board and clear communication of the Committee’s expectations; and

•

After a trustee has served on the Board for 10 years, the Chairman of the Board and the Nominating/Company Governance Committee will review with the trustee a plan for future rotation, taking into account the qualifications, attributes, skills and experience such trustee possesses, the value of such trustee’s experience with, and understanding of, our history, policies and objectives, and other considerations determined to be beneficial to us.

In nominating candidates for the Board, the Nominating/Company Governance Committee considers such factors as it deems appropriate, including a candidate’s judgment, skill, diversity, experience and commitment to good governance practices and the effective operation of the Board. The Nominating/Company Governance Committee may consider candidates recommended by management, but is not obligated to do so.

At a minimum, candidates for independent trustee, whether recommended by the Nominating/Company Governance Committee, shareholders or others, must meet the Company’s independence standards for trustees, be of high integrity and have sufficient business, industry, financial and/or

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professional qualifications, skills and experience to make a meaningful contribution to the Board. The Nominating/Company Governance Committee will endeavor to nominate candidates whose backgrounds and skills complement those of the other trustees and management and who have expertise, experience and/or relationships in one or more areas important to the Company’s business.

Mr. Connor serves as Chair of the Nominating/Company Governance Committee. The committee met four times in 2023.

Finance Committee. The Board of Trustees has appointed a Finance Committee consisting of Mr. Brown and Mses. Trimberger and Ziegler. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The primary purpose of the Finance Committee is to review, approve and provide guidance regarding the Company’s financial policies, capital raising strategies, capital structure, external financing sources, investments in marketable securities and rating agencies and take such action and make such reports and recommendations to the Board as it deems advisable. The central responsibilities of the Finance Committee are to advise management and the Board on matters of finance and to assist the Board in setting policies governing the issuance by the Company of debt and equity securities and the investment in or acquisition of marketable securities.

However, the evaluation and ultimate determination with respect to strategic mergers and acquisitions shall continue to remain within the exclusive purview of the Board. Mr. Brown serves as Chair of the Finance Committee. The committee had no meetings in 2023.

Compensation and Human Capital Committee. The Board of Trustees has appointed a Compensation and Human Capital Committee, which we refer to in this Proxy Statement as the Compensation Committee, consisting of Mr. Connor and Mses. Shanks, Sterneck and Ziegler. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. As required under our Company Governance Guidelines, members of the Compensation Committee each meet the definition of “non-employee director” under SEC Rule 16b-3. The primary responsibilities of the Compensation Committee are (1) to discharge the Board’s responsibilities to oversee the compensation of the Company’s CEO and other executive officers, (2) to review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement and determine whether to recommend to the Board that the CD&A be included in the proxy statement, (3) to provide the Compensation Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the Securities and Exchange Commission, (4) to provide oversight and guidance with respect to the Company’s human capital management, including the attraction, motivation, development and retention of employees of the Company, and (5) to administer the Company’s equity incentive plans. The Compensation Committee may establish sub-committees consisting of one or more members to carry out duties that the Compensation Committee may assign. Ms. Sterneck serves as Chair of the Compensation Committee. The committee met five times in 2023.

Role of Compensation Consultants

To assist in carrying out its responsibilities, the Compensation Committee regularly consults with the committee’s outside compensation consultant. Under its charter, the Compensation Committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant’s fees and other retention terms. The Compensation Committee retained Ferguson Partners Consulting L.P. (“FPC”) to advise the committee with respect to its 2023 review of compensation levels for executive officers and trustees. In this role, our compensation consultant performed such duties as were requested by the committee. Those duties consisted primarily of providing market data and advice to the committee that were used to determine executive and trustee compensation, particularly analyses of the Company’s executive and trustee compensation in comparison to the benchmark

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companies. Representatives of our compensation consultant spoke with the Chair of the Compensation Committee, as well as with management, in preparing for committee meetings, attended committee meetings and met in executive session with the Compensation Committee without the presence of management.

Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any “conflicts of interest.” If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Compensation Committee reviewed the relationships among FPC and the Company’s trustees and executive officers in order to assess whether the work done by FPC raised any conflicts of interest. The Compensation Committee did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee considers the independence assessment of such advisor pursuant to applicable NYSE and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.

Trustee Attendance at Annual Meetings

Our trustees are expected to attend each annual meeting of shareholders, although conflict situations can arise from time to time. Each of our trustees attended the 2023 annual meeting.

Family Relationships

No family relationships exist between any of our trustees, nominees or executive officers.

Board Leadership Structure and Role in Risk Oversight

The Company believes that its Board is best characterized as independent. As noted above, a majority of the Board’s members are independent and unaffiliated, with our Chairman and Chief Executive Officer being the only trustee who is also a member of management. Mr. Silvers serves as executive Chairman and Chief Executive Officer and Ms. Shanks as Lead Independent Trustee. The Board believes that this structure is appropriate in light of Mr. Silvers’ unique knowledge, experience and relationship with the Board, the Company’s industry and the Company’s management. As executive Chairman, Mr. Silvers sets the Board agenda, leads the Board in oversight of the Company’s strategic planning and opportunities and identifies key risks and mitigation approaches for the Board’s review. As Lead Independent Trustee, Ms. Shanks retains significant authority, including providing input on behalf of the independent trustees on Board agendas, calling meetings of the independent trustees, setting agendas for executive sessions and leading performance evaluations of the Chief Executive Officer.

As described in detail above, there are four committees of the Board of Trustees: the Audit Committee, the Nominating/Company Governance Committee, the Compensation Committee and the Finance Committee.

The Board of Trustees and its committees play an important risk oversight role at the Company. The entire Board reviews and determines the Company’s overall business strategy, the management of its balance sheet, and each year’s annual budget. The Board also reviews all material acquisition, investment and disposition transactions entered into by the Company and its subsidiaries. The Audit Committee of the Board is specifically charged with reviewing the Company’s financial risk exposures. Further, the Company’s independent auditors report directly to the Audit Committee.

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The administration of the Board’s risk oversight role does not have any direct effect on the Board’s leadership structure. However, we believe that the Board’s structure, its committees, and the experience and diverse backgrounds of our trustees all help to ensure the integrity of the Company’s risk management and oversight.

Securities Trading Policy and Policy Against Hedging and Pledging

Our insider trading policy prohibits executive officers, trustees, certain employees with access to our material, non-public information and certain of their respective family members and controlled entities (“Covered Persons”) from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. This policy also prohibits Covered Persons from engaging in speculative hedging transactions in our securities and pledging our securities, including using such securities for margin loans.

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TRUSTEE COMPENSATION

During 2023, our non-employee trustees received the following compensation:

•

On the date of the annual meeting of shareholders, an annual retainer of $70,000, which could be taken in the form of cash or in restricted share units (or a combination of cash and restricted share units) with restricted share units being valued at 150% of the portion of the cash retainer amount replaced with restricted share units. In 2023, each of the non-employee trustees elected to take this retainer in the form of restricted share units other than Mr. Brown who elected to receive $25,000 of annual retainer in cash;

•	On the date of the annual meeting of shareholders, equity awards valued at $130,000 in the form of restricted share units;

•

On the date of the annual meeting of shareholders, the Lead Independent Trustee received an additional annual retainer of $30,000, and the Chairs of the Audit, Compensation, Finance and Nominating/Company Governance Committees received an additional annual retainer of $25,000, each of which could be taken in cash or in restricted share units (or a combination of cash and restricted share units) with restricted share units being valued at 150% of the cash retainer amount replaced with restricted share units. In 2023, each of the non-employee trustees elected to take these additional retainers in the form of restricted share units other than Mr. Brown and Ms. Sterneck who each elected to receive $25,000 additional annual retainer in cash;

•

Each member of the Audit, Compensation, Finance and Nominating/Company Governance Committees (other than the Chairs) received additional annual cash retainers of $12,500, paid in equal quarterly installments, for service on each such committee; and

•

Reimbursement for any out-of-town travel expenses incurred in attending Board or committee meetings and other expenses incurred on behalf of the Company and reimbursement of up to $10,000 annually for continuing director education.

Each restricted share unit granted to the non-employee trustees initially represents one common share. The restricted share units vest upon the earlier of the day preceding the Company’s next annual meeting of shareholders or a change in control of the Company. Vested restricted share units entitle the holders thereof to receive one common share for each unit upon the date such holder is no longer a trustee or such other date or dates as specified by the trustee prior to the grant. All of the restricted share units granted to our non-employee trustees during 2023 were issued under our 2016 Equity Incentive Plan.

Employees of the Company or its affiliates who are trustees are not paid any additional compensation for their service on the Board. Therefore, Mr. Silvers, who served as trustee during 2023, is not listed in the Trustee Compensation table below.

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Trustee Compensation for Fiscal 2023

The following table contains information regarding the compensation earned by the non-employee members of the Board of Trustees during 2023:

Name	Fees Earned or Paid in Cash(1)	Stock Awards (2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion	Total
Thomas M. Bloch(5)	$12,500	—	—	—	—	—	$12,500
Peter C. Brown	120,000	154,668	—	—	—	—	274,668
John P. Case III(6)	109,179	209,688	—	—	—	—	318,867
James B. Connor	120,000	180,047	—	—	—	—	300,047
Jack A. Newman(5)	12,500	—					12,500
Virginia E. Shanks	125,000	182,560	—	—	—	—	307,560
Robin P. Sterneck	120,000	167,357	—	—	—	—	287,357
Lisa G. Trimberger	120,000	180,047	—	—	—	—	300,047
Caixia Y. Ziegler	95,000	167,357	—	—	—	—	262,357

(1)

Amounts include annual retainers for each trustee, additional annual retainers for each trustee serving as Chairman of the Board or as a Chair of committees of the Board and additional cash retainers for serving on Board committees. Each of the trustees (other than Mr. Brown who elected to receive $25,000 of his annual retainer and his entire $25,000 additional retainer as Chair of the Finance Committee in cash and Ms. Sterneck who elected to receive $25,000 of her retainer as Chair of the Compensation and Human Capital Committee) elected to receive all of their annual retainers and additional annual retainers for 2023 (and prorated retainers for Mr. Case as discussed in note 6) for serving as Chair of a committee in the form of restricted share units with an aggregate grant date fair value per trustee of $101,421 in the case of Ms. Shanks, $96,350 in the case of Mr. Connor and Ms. Trimberger, $88,953 in the case of Mr. Case, $70,995 in the case of Mses. Sterneck and Ziegler and $45,640 in the case of Mr. Brown (in each case, excluding the incremental aggregate grant date fair value of restricted share units that a trustee, by accepting restricted share units instead of cash for their annual retainers and additional retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2023, which are reported in the “Stock Awards” column). See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the restricted share units.

(2)

Amounts reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 14 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.

(3)

Amounts include: (i) restricted share unit awards granted to each trustee on the date of the Company’s 2023 annual meeting of shareholders with an aggregate grant date fair value per award of $131,844; and (ii) the incremental aggregate grant date fair value of the restricted share units that a trustee, by accepting restricted share units instead of cash for all or a portion of their annual retainers and additional annual retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2023, which was $50,716 in the case of Ms. Shanks, $48,203 in the case of Mr. Connor and Ms. Trimberger, $44,493 in the case of Mr. Case, $35,513 in the case of Mses. Sterneck and Ziegler and $22,824 in the case

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of Mr. Brown. Nonvested restricted share units held by trustees and outstanding at December 31, 2023 include: (i) Mr. Brown – 4,807; (ii) Mr. Case – 5,720; (iii) Mr. Connor – 6,633; (iv) Ms. Shanks – 6,815; (v) Ms. Sterneck – 5,720; (vi) Ms. Trimberger – 6,633; and (vii) Ms. Ziegler – 5,720.

(4)	No trustees held any vested and unexercised or nonvested option awards at December 31, 2023.

(5)

Messrs. Bloch and Newman retired from the Board upon expiration of their terms at the 2023 annual meeting of shareholders. Amounts included in the table for Messrs. Bloch and Newman represent quarterly and monthly retainers paid to them prior to their retirement.

(6)	Mr. Case received prorated fees, retainers and equity awards for his service on the Board from February 1, 2023 to May 24, 2023.

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EXECUTIVE OFFICERS

Here are our executive officers and some brief information about their backgrounds.

Gregory K. Silvers	Chairman, President and Chief Executive Officer	Age: 60
Mr. Silvers is our President and Chief Executive Officer and Chairman of our Board. His background is described in “Proposal No. 1: Election of Trustees.”
Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	Age: 60

Mr. Peterson was appointed an Executive Vice President in May 2015. He previously served as a Senior Vice President from February 2012 until this appointment, and he served as a Vice President from 2004 until February 2012. Mr. Peterson has also served as our Chief Financial Officer and Treasurer since 2006. From 1998 to 2004, Mr. Peterson was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Vice President-Accounting and Finance. Mr. Peterson was Chief Financial Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, from 1995 until its acquisition by Highwoods Properties, Inc. in 1998. Mr. Peterson is a C.P.A. and received a B.S. in Accounting, with highest honors, from the University of Illinois.

Gregory E. Zimmerman	Executive Vice President and Chief Investment Officer	Age: 62

Mr. Zimmerman was appointed as our Executive Vice President and Chief Investment Officer in April 2019. He previously served as Executive Vice President, Development of Washington Prime Group Inc., an owner and developer of shopping centers, from July 2015 until March 2019. Previously, Mr. Zimmerman served as Senior Vice President, Big Box, Theatre & Peripheral Development with Simon Property Group, Inc., a NYSE-listed real estate investment trust that invests in commercial property, from 2008 to 2015. He is a member of the National Eagle Scout Association and has served on numerous boards of directors through Boy Scouts of America and Dickinson College. He currently serves on the Board of Directors of Cardinal Properties for the Ball State University Foundation. Mr. Zimmerman holds a Juris Doctorate from the University of Pennsylvania Law School and a Bachelor of Arts in History from Dickinson College.

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Elizabeth A. Grace	Senior Vice President of Human Resources and Administration	Age: 69

Ms. Grace was appointed our Senior Vice President of Human Resources and Administration on January 3, 2022. From March 2018 until her appointment, she served as our Vice President of Human Resources and Administration. From 2006 until her appointment, Ms. Grace served as the Vice President of Human Resources at Beauty Brands, LLC, a privately held salon and spa superstore chain. Prior to that, Ms. Grace was with Applebee’s International, a then publicly traded restaurant chain, for seven years, during which time she served in a number of human resource positions within the corporate office, including the International Division. Ms. Grace received her bachelor of science from Auburn University.

Gwendolyn M. Johnson	Senior Vice President – Asset Management	Age: 52

Ms. Johnson was appointed as our Senior Vice President of Asset Management on February 21, 2023. From March 2020 until her appointment, she served as our Vice President of Asset Management. Prior to joining the Company in 2020, Ms. Johnson served as Managing Partner of Lane4 Property Group. Lane4 developed and revitalized commercial real estate in a variety of Midwestern markets during her 12 years with the firm. Earlier in her career, she served as a Real Estate Manager at CBRE and Associate Vice President and City Leader with Colliers Turley Martin Tucker. Ms. Johnson received her Bachelor of Arts from the University of Missouri.

Tonya L. Mater	Senior Vice President and Chief Accounting Officer	Age: 46

Ms. Mater was appointed as our Senior Vice President and Chief Accounting Officer on May 29, 2020. From September 9, 2015 until her appointment, Ms. Mater was our Vice President and Chief Accounting Officer. From 2012 to 2015, she served as our Vice President and our Controller, and from 2006 to 2012, she served as our Controller. From 2002 to 2006, she served in other capacities within our Accounting Department. Prior to joining the Company in 2002, Ms. Mater worked as an auditor with KPMG and Mayer Hoffman McCann P.C. from 2000 to 2002. Ms. Mater is a C.P.A and received a B.S. in Accounting from the University of Kansas.

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Brian A. Moriarty	Senior Vice President – Corporate Communications	Age: 62

Mr. Moriarty was appointed as our Senior Vice President-Corporate Communications on February 27, 2024. From June 2011 until his appointment, Mr. Moriarty served as Vice President-Corporate Communications. During his tenure as Vice President, he was a leading participant in the Company’s rebranding and strategic shift to its experiential focus. Prior to joining the Company in 2011, Mr. Moriarty held communications and marketing leadership positions at several publicly traded companies including H&R Block, American Century Mutual Funds and started the first decade of his career at Sprint Telecom. Mr. Moriarty received his B.S. degree from the University of Kansas.

Paul R. Turvey	Senior Vice President, General Counsel and Secretary	Age: 46

Mr. Turvey was appointed as our Senior Vice President, General Counsel and Secretary on March 1, 2024. Prior to that, Mr. Turvey served as our Senior Vice President and Associate General Counsel since February 21, 2023. From 2016 until February 21, 2023, Mr. Turvey served as our Vice President and Associate General Counsel. From 2013 to 2016, he served as our Associate General Counsel. Prior to joining the Company in 2013, Mr. Turvey was a partner at Dentons and was based in the firm’s Real Estate Group from 2004 to 2013. Mr. Turvey received his J.D. from the University of Kansas School of Law, and a B.S. in Business Administration and B.G.S. in Communication Studies, both from the University of Kansas.

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EXECUTIVE COMPENSATION

Proposal No. 2 – Advisory Vote to Approve NEO Compensation

What are you voting on?

As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in these proxy materials.

The Board recommends a vote FOR this proposal because it believes that our compensation program is effective in attracting and retaining quality executives by:

•	Aligning our executives’ interests with those of our shareholders to maximize long-term value, and

•	Motivating our executives to achieve, and rewarding them for, superior performance.

This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program on an annual basis.

At the Company’s prior annual meeting of shareholders held in May 2023, approximately 94.5% of the votes cast on the “say-on-pay” proposal were voted in favor of the proposal, demonstrating our shareholders’ support of the Company’s approach to executive compensation and consistent with our strong “say-on-pay” results over the last ten years.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve, on a non-binding advisory basis, this proposal.

Your Board recommends a vote “FOR” the approval of the “say-on-pay” advisory vote.

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Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2023 fiscal year, which ended on December 31, 2023, our NEOs included the following individuals:

Officers	Title as of December 31, 2023

Gregory K. Silvers	Chairman, President and Chief Executive Officer

Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer

Gregory E. Zimmerman	Executive Vice President and Chief Investment Officer

Craig L. Evans (1)	Executive Vice President, General Counsel and Secretary

Tonya L. Mater	Senior Vice President and Chief Accounting Officer

(1)	Mr. Evans retired effective March 1, 2024.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

The discussion below includes references to certain non-GAAP financial measures. For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 52 through 57 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Philosophy

Our Compensation Committee has designed our executive compensation program to attract and retain quality executives by aligning our executives’ interests with those of our shareholders, motivating our executives to achieve superior performance, and rewarding them for such performance, with the overarching goal of maximizing long-term shareholder value. These key principles have remained consistent over time and are reflected in the specific goals of our executive compensation program:

Align our Executives’ Interests with our Shareholders’ Interests	Motivate and Reward Superior Performance

•  Reward executives for performance on measures designed to preserve or increase shareholder value

•  Use equity-based incentives to ensure that executives focus on business objectives that preserve and build shareholder value

•  Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation, and other benefits

•  Emphasize variable performance-based compensation

Our Compensation Committee generally uses the market median of our compensation peer group as an indicator of competitive market trends for setting opportunity levels for each element of our compensation program. Actual compensation may fluctuate above or below the median of our

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compensation peer group based on the executive’s experience level, the Company’s performance as measured against various metrics and the executive’s individual performance. Base salaries are established at levels intended to approximate the median of base salaries for comparable positions at our peer group companies. A substantial portion of our NEOs’ compensation is payable through our annual incentive program (the “AI”) and our long-term incentive program (the “LTI”) and will vary depending on Company and personal performance. Compensation under our AI and LTI is paid primarily through equity awards, all of which are considered at-risk, which means that our NEOs may not realize their total compensation.

The AI program evaluates performance over a short-term based on the achievement of financial, operational and strategic performance metrics, which drive shareholder value. For 2023, these metrics were:

•

Funds from operations, as adjusted (“FFOAA”), per diluted share, without including the net operating income contribution derived from the Regal Entertainment Group (“Regal”) properties (“FFO, as adjusted, per Share, without Regal Contribution”)

•	The Company’s actual net operating income derived from the properties leased to Regal (“Regal Net Operating Income”)

•	Investment spending

•	Personal performance

Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares, or a combination of cash and nonvested restricted common shares, at the election of the executive. We incent executives to elect to receive AI awards in nonvested restricted common shares by valuing the equity award at an amount equal to 150% of the cash amount the executive otherwise would have received, further aligning their interests with our shareholders. For 2023, our NEOs, other than Craig Evans and Tonya Mater, elected to receive 100% of their bonuses in nonvested restricted common shares, and Mr. Evans and Ms. Mater elected to receive their bonuses in cash.

A significant portion of the LTI awards are awarded based on the Company’s total shareholder return relative to comparable REITs over multiple years and growth in adjusted funds from operations per diluted share (“AFFO per Share”). In addition, a portion of the LTI awards are made in the form of nonvested restricted common shares to enhance our ability to recruit and retain executives. Both AI and LTI equity awards vest over time (three years for AI awards and four years for LTI restricted stock awards), which is intended to incent retention and stability among the Company’s executives. Beginning in 2024, the LTI has been adjusted to increase the threshold required for the awards to be paid at target from the 50th percentile to the 55th percentile for the metrics based on the Company’s total shareholder return (“TSR”) compared to the TSR of the Company’s peer group and compared to the TSR of the MSCI US REIT Index.

The compensation of our NEOs in 2023 reflects our philosophy of aligning the interests of our executives and our shareholders. For our CEO, the specific components of total direct compensation (excluding perquisites and other personal benefits) for 2023 are illustrated by the chart below on the left. This chart shows that performance-based LTI awards comprised approximately 30% of his total direct compensation and performance-based AI awards comprised approximately 43% of his total direct compensation, all of which was at-risk. The chart below on the right illustrates the specific components of our other NEOs’ average total direct compensation for 2023 (excluding perquisites and other personal benefits). The chart shows that performance-based LTI awards comprised approximately 26% of their total direct compensation and performance-based AI equity awards comprised approximately 40% of their total direct compensation, all of which was at-risk. The components depicted below are more fully described beginning on page 44.

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Advisory Vote on Executive Compensation

Since our first “say-on-pay” vote in 2011, our shareholders have consistently indicated their strong support of our approach to executive compensation. Over the last 13 years, on average, 92.6% of the votes cast were voted in favor of the “say-on-pay” proposals.

In establishing 2023 compensation, the Compensation Committee considered the shareholder vote in 2022 on the compensation paid to NEOs, in which approximately 80.7% of the shares voted were in favor. At the 2023 shareholder meeting, approximately 94.5% of the shares voted in favor of compensation paid to the NEOs, reflecting a significant improvement year over year. After evaluating our compensation programs, the Compensation Committee believes they are designed to align the executives’ interests with those of our shareholders because:

•

AI awards are eligible to be paid in stock, at a premium in lieu of cash, and historically substantially all of the AI awards have been paid in the form of restricted stock, which vests equally over three years, placing that compensation at risk.

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•

The performance share unit awards under the LTI are tied, in part, to the Company’s TSR relative to its peers and an applicable benchmark. As a result, for the 2020-2022 period the NEOs did not receive an LTI award, because the Company underperformed relative to its peers and benchmarks, whereas for the 2021-2023 period, the NEOs received awards at the maximum level because the Company outperformed relative to its peers and benchmarks.

See “Long-Term Incentive Program – Performance Share Units.” The Compensation Committee expects to continue to consider future annual say-on-pay votes and investor feedback when making decisions regarding our executive compensation program, policies and practices.

Key Features of our Executive Compensation Program

Our executive compensation program is designed to attract, reward, and retain executives who can lead the Company and continue our long-term track record of profitability, growth, and TSR, including share price appreciation and dividends. The following are the key features of our executive compensation program:

What We Do	What We Don’t Do

✓ The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity

✓ We enhance executive officer retention with time-based, multi-year vesting schedules for certain equity incentive awards

✓ To set variable pay, we establish performance goals for management, assess performance against these goals and compare our performance on key metrics against other comparable triple-net lease REITs

✓ Multi-year, long-term incentive equity awards use relative TSR as principal metrics

✓ We have share ownership guidelines for our executives and trustees

✓ We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees

✓ We incent executives to elect to receive AI awards in the form of unvested, restricted common shares instead of cash by valuing the equity award at a premium, further aligning their interests with our shareholders

✓ We maintain a compensation recovery policy (“clawback policy”) applicable to executive officer incentive compensation that complies with applicable NYSE listing standards

✗   We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control

✗   We do not allow hedging or pledging of Company securities

✗   We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; annual incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts

✗   We do not allow for repricing of common share options

✗   We do not provide excessive perquisites; our perquisites are market competitive to incent executive retention

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Executive Compensation Program Summary

The chart below summarizes the elements and objectives of our 2023 executive compensation program for our CEO and other NEOs.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates executives competitively relative to the market for their level of responsibility and experience.	Established at a level intended to approximate the median of base salaries provided by our peer group companies for comparable positions and responsibilities and experience.	Page 44
Annual Incentive Awards	Motivates and rewards short-term operational and financial performance.	A variable cash component designed to tie directly to key annual performance drivers and personal performance, with an incentive to convert this award to unvested equity compensation.	Page 45
Long-Term Incentive Awards (includes restricted common shares and PSUs)

Encourages the creation of long-term shareholder value and rewards long-term performance through share-based incentives that vary based on share price and, in the case of performance share units (“PSUs”), on the achievement of predefined goals. Intended to reward performance over a multi-year period, link executives’ interests to those of our shareholders, and encourage retention through unvested equity grants that vest equally over four years.

Equity-based compensation focusing on total shareholder return relative to other REITs over multiple years, earnings growth as measured by our AFFO per Share over multiple years and executive retention.

Page 48
Health and Welfare Benefits	Offers market-competitive benefits, thus supporting our attraction and retention objectives.

Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions, health, disability and life insurance, except for a term life insurance benefit and executive physicals discussed below.

Page 53
Perquisites	Provides benefits that are market-competitive to support our attraction and retention objectives.	Perquisites are not a material component of our executive compensation program and are reviewed annually for reasonableness.	Page 53
Severance Benefits	Provides a severance benefit that is consistent with market practices and supports our attraction and retention objectives.

Under our severance plan, our CEO and the other NEOs are qualified for certain cash severance benefits that are triggered by permanent disability, termination without cause and termination by the executive for good reason.

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Approximately 89% of our CEO’s compensation and approximately 80% of our other NEOs’ executive compensation is variable pay under the AI and LTI, which allows the Compensation Committee to reward good performance and penalize poor performance.

•

The AI evaluates performance over a short-term based on the achievement of financial, operational, and strategic performance metrics and the executive’s personal performance objectives. The performance metrics and personal objectives are established at the beginning

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of each year. For 2023, due to the bankruptcy of Regal, the Compensation Committee established performance metrics based on investment spending, FFO, as adjusted, per Share, without Regal Contribution, Regal Net Operating Income and achievement of personal objectives, which are key factors driving the Company’s performance.

•

Performance bonuses awarded under the AI are payable in cash, unvested restricted common shares, or a combination of cash and unvested restricted common shares, at the election of the executive. We incent executives to elect to receive AI awards in unvested restricted common shares by valuing the equity award at an amount equal to 150% of the cash amount the executive otherwise would have received, further aligning their interests with our shareholders. With three exceptions, for the ten years prior to 2024, each of the NEOs elected to receive 100% of their AI payments in unvested restricted common shares, demonstrating strong alignment between our executives’ interests and our shareholders’ interests.

•

LTI awards are based primarily on measures of long-term shareholder return and earnings growth, which the Compensation Committee believes is the best method to align management’s incentives with the long-term interests of the Company’s shareholders. LTI awards are also made to incent executive retention.

•

LTI awards are granted 2/3 in the form of PSUs which are earned based on the achievement of performance metrics tied to TSR and AFFO per Share over a three-year period, and 1/3 in the form of restricted shares which vest ratably over four years.

•

This combination of performance-based grants and time-based equity awards was designed to establish a proper balance of short-term and long-term performance incentives with strong retention incentives.

•

Time-based vesting of both AI and a portion of the LTI equity awards (three years for AI awards and four years for LTI restricted stock awards) is intended to incent retention and stability among the Company’s executives.

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The following charts illustrate the alignment between the compensation paid to our NEOs and our shareholders’ interests. By design, a majority of each NEO’s compensation is payable in equity and at risk. Base salaries are paid in cash, while AI awards are paid in cash, unvested restricted common shares, or a combination of both, at the executive’s election, and 100% of the LTI opportunities are payable in common shares. The charts on the left depict the allocation if the executives had elected to receive AI award in cash, and the charts on the right show the actual allocation based on each executive’s election to receive his or her AI payments in unvested restricted common shares in 2023.

The variance between our CEO’s compensation and the compensation of the other NEOs reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s equity compensation is higher than that of the other NEOs because the CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining and managing the executive team.

2023 Results and Accomplishments

The following highlights our 2023 accomplishments that impacted our executive compensation decisions and policies related to executive compensation. For 2023, the Compensation Committee set the AI metrics based on FFO, as adjusted, per Share, without Regal Contribution, Regal Net Operating Income, investment spending and personal performance, factors that drive our performance.

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The following table compares the Company’s actual performance to the targeted level of each AI performance measure for 2023:

2023 - Performance Measures(1)	Minimum	Target	Maximum	Actual	Performance Against Target

Growth in FFO, as adjusted, per Share, without Regal Contribution	2%	4%	6%	9.97%	Above maximum

Regal Net Operating Income	$60.83 million	$67.58 million	$74.34 million	$97.7 million	Above maximum

Investment spending	$200 million	$300 million	$400 million	$269.4 million	Between minimum and target

(1)	A discussion of these performance measures is provided on pages 45 and 46.

Other significant accomplishments in 2023 include:

•	The Company’s 2023 TSR was 38%, more than doubling the TSR of its nearest peer group member.

•	The Company’s FFOAA was approximately $397 million, aided by the continued collection of deferred rent.

•

We concluded the year in a strong liquidity position with cash on hand of $78.1 million and no borrowings under our $1.0 billion unsecured revolving credit facility with leverage metrics in line with targeted levels.

•	We maintained investment grade ratings on our public debt from all rating agencies.

•	The Company invested $269.4 million, substantially in non-theatre assets.

•	The Company favorably resolved the Regal bankruptcy case, resulting in a single master lease with the opportunity to participate in the theatre industry’s recovery.

•	The Company completed dispositions totaling $57 million.

Compensation Program Design and 2023 Compensation Decisions

Our Compensation Committee uses the elements of executive compensation described below to meet its compensation objectives for NEOs. The percentage of a NEO’s total compensation that is comprised of each of the compensation elements is not specifically determined, but instead, is a result of the targeted competitive positioning for each element (i.e., at approximately the market medians). For 2023, variable pay consisting of AI and LTI awards, constituted approximately 89% of our executive compensation for our Chief Executive Officer, and for our other NEOs, an average of approximately 80%. This allows the Compensation Committee to reward good performance and penalize poor performance. Typically, LTI awards comprise a significant portion of a NEO’s total compensation. This is consistent with our Compensation Committee’s desire to reward long-term performance in a way that is aligned with our shareholders’ interests.

Base Salary. Generally, the Compensation Committee establishes base salary at a level intended to approximate the median of base salaries provided by peer group companies for comparable positions

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and responsibilities and experience. Setting base salaries at this level is intended to allow us to emphasize performance-based incentive compensation payable under our AI and LTI. In setting base salary for 2023, the Committee recognized the impact of inflation during 2022 and guidance from our compensation consultant regarding salary increases within the REIT industry. The Compensation Committee approved base salaries for 2023 to set compensation as follows:

	2023 Base Salary	Percentage Change from 2022
Gregory K. Silvers	$ 875,500	3.0%
Mark A. Peterson	$ 525,300	3.0%
Gregory E. Zimmerman	$ 478,950	3.0%
Craig L. Evans	$ 427,450	3.0%
Tonya L. Mater	$ 325,480	3.0%

Annual Incentive Program. At the beginning of each year, our Compensation Committee determines AI opportunities based upon the Company’s overall objectives and the individual objectives of the executive as evaluated in terms of a variety of goals and metrics. In establishing performance metrics, our Compensation Committee strives to ensure that:

•	Incentives are aligned with the strategic goals set by our Board,

•	Targets are sufficiently ambitious so as to provide a meaningful incentive, and

•	Bonus opportunities are consistent with the overall compensation program established by our Compensation Committee.

The following table depicts the historical cash payout under our Al as a percentage of target:

At the beginning of 2023, the Company identified four performance factors as key to furthering our strategic goals. As a result, the Compensation Committee decided to establish AI metrics based on:

•	Growth in FFO, as adjusted, per Share, without Regal Contribution,

•	Regal Net Operating Income,

•	Investment spending, and

•	Personal objectives for each executive.

Our Board of Trustees tracks FFO and growth in FFO, as adjusted, per Share on a regular basis, and, like many other REITs, considers growth in FFO, as adjusted, per Share to be one of the most

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important measures of Company performance. The National Association of Real Estate Investment Trusts developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies.

Due to the bankruptcy of Regal and the uncertainty and importance of maximizing revenues received from properties leased by Regal, the Compensation Committee departed from historical practice of measuring growth in FFO, as adjusted, per Share, and instead utilized two earnings-based targets:

•	Growth in FFO, as adjusted, per Share, without Regal Contribution; and

•	Regal Net Operating Income.

FFO, as adjusted, per Share, without Regal Contribution is the Company’s funds from operations, as adjusted, per diluted share, for the year ended December 31, 2023 (as reported by the Company on its 2023 earnings release filed as Exhibit 99.1 to Form 8-K on February 28, 2024), less the Regal Net Operating Income per diluted share for the year ended December 31, 2023, as approved by the Compensation Committee. With respect to the fiscal year ended December 31, 2022, FFO, as adjusted, per Share, without Regal Contribution was determined by the Compensation Committee to be $3.54. Regal Net Operating Income is the Company’s net operating income for the year ended December 31, 2023 obtained from assets operated by or leased to Regal and its affiliates as of December 31, 2022, as approved by the Compensation Committee.

The Compensation Committee established performance metrics designed to incent our executives to maximize growth under these metrics as they believed they would be important drivers of shareholder value.

Our Compensation Committee believes that growth in investment spending is a significant driver of the long-term success of the Company and that achievement of the NEOs personal goals drives achievement of the Company’s goals.

As a result, in February 2023, our Compensation Committee established minimum, target and maximum AI performance award opportunities for 2023 (stated as a percentage of annual base salary) that may be paid to each NEO. Those stated opportunities are shown below:

	Minimum	Target	Maximum
Gregory K. Silvers	75.0%	150.0%	300.0%
Mark A. Peterson	50.0%	100.0%	200.0%
Gregory E. Zimmerman	52.5%	105.0%	210.0%
Craig L. Evans	40.0%	80.0%	160.0%
Tonya L. Mater	27.5%	55.0%	110.0%

The Compensation Committee put a 40% weighting on the Growth in FFO, as adjusted, per Share, without Regal Contribution metric, a 25% weighting on the Regal Net Operating Income metric, a 25% weighting on the investment spending metric and a 10% weighting on the achievement of personal objectives of each executive.

For the year ended December 31, 2023, our Growth in FFO, as adjusted, per Share, without Regal Contribution was 9.97%, which exceeded the maximum of 6%, primarily due to continued improvements in the operations of our customers following the COVID-19 pandemic and specifically, an increase in rental revenue from contractual and deferred rental payments from cash basis tenants.

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For the year ended December 31, 2023, the Regal Net Operating Income was $97.7 million, which exceeded the maximum of $74.34, primarily due to our successful negotiation of a comprehensive restructuring agreement with Regal which could result in the Company receiving at or above the aggregate pre-bankruptcy Regal rent amount in future years as the North American box office gross revenue continues its recovery toward pre-pandemic levels..

For the year ended December 31, 2023, our investment spending was $269.4 million which was between the minimum and target levels.

Our Compensation Committee concluded that the NEOs performed well against their stated personal goals. Like the financial metrics, each NEO had distinct goals and in evaluating the achievement of the NEOs’ personal goals, the Compensation Committee noted the NEOs’ achievements in the following areas:

•	Achieved FFOAA of approximately $5.18 per diluted share, aided by continued favorable collection of deferred rent.

•	Achieved 38% annual TSR, more than twice the return experienced by our nearest peer group member.

•

Reduced deferred rent balances to less than $2 million for on balance sheet tenants and to approximately $12 million for tenants recognizing revenue on a cash basis, by collecting over $150 million of deferred rent from tenants impacted by the COVID-19 pandemic.

•	Favorable resolution of the Regal bankruptcy creating the opportunity to realize revenues in future years approximating pre-bankruptcy levels.

•

We concluded the year in a strong liquidity position with cash on hand of $78.1 million and no borrowings under our $1.0 billion unsecured revolving credit facility with leverage metrics in line with targets levels.

•	We maintained investment grade ratings on our public debt from all rating agencies.

•	Constructive approach to relationships with tenants, business partners and employees resulting in long lasting partnerships and loyal employees.

•	The NEOs supported the promotion of two internal candidates to senior vice president in 2023, furthering our executive succession planning efforts.

If results for a performance metric exceed the minimum, but are less than target, or exceed target but are less than maximum, the award will be determined on a sliding scale based upon the percentage such excess represents of the difference between minimum and target, or target and maximum, as the case may be. As a result of the performance described above, in February 2024, our Compensation Committee approved the following bonuses under our AI for our NEOs for 2023:

	Percent of Base Salary	Cash Amount	Value of Unvested Restricted Shares Granted In Lieu of Cash Payment(1)
Gregory K. Silvers	255.3%	$2,234,823	$3,352,235
Mark A. Peterson	169.2%	$ 888,6476	$1,333,014
Gregory E. Zimmerman	178.7%	$ 855,806	$1,283,709
Craig L. Evans	135.3%	$ 578,511	n/a
Tonya L. Mater	93.0%	$ 302,847	n/a

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(1)

Number of unvested restricted shares determined based upon a $48.21 share price, which was the volume weighted average closing price on the five trading days ending on, and the five trading days after, December 31, 2023.

Performance bonuses awarded under the AI are payable in cash, unvested restricted common shares or a combination of cash and unvested restricted common shares, at the election of the executive. Executives electing to receive unvested restricted common shares as payment of their annual incentive receive an award having a value equal to 150% of the cash amount they otherwise would have received. Our Compensation Committee believes that allowing executives to receive all, or a portion of their annual incentive, in the form of unvested restricted common shares provides an additional opportunity to increase their ownership levels in the Company and aligns executives’ long-term interests with our shareholders’ interests in value creation. At the beginning of 2023, each of the NEOs, other than Craig Evans (who retired effective as of March 1, 2024) and Tonya Mater, elected to receive 100% of any performance bonus in the form of unvested restricted common shares that vest at the rate of 331/3% per year during a three-year period. Mr. Evans and Ms. Mater elected to receive their performance bonuses in the form of cash. For purposes of determining the total number of unvested restricted common shares awarded under the AI, unvested restricted common shares were valued on the date the award was granted in the first quarter of 2024, using the volume weighted average of the closing price on ten trading days, consisting of the five trading days ending on, and the five trading days after, December 31, 2023 ($48.21).

Long-Term Incentive Program

Our LTI is designed to align our executives’ and our shareholders’ interests of creating long-term value and to motivate our executives to achieve superior performance by taking into account multiple performance metrics on a forward-looking basis. The restricted common shares and PSUs granted under the LTI are issued under the Company’s 2016 Equity Incentive Plan.

The objectives of the LTI are to:

•	Reward achievement over a three-year period,

•	Align the interests of our NEOs and shareholders by focusing on metrics that drive shareholder value, and

•	Incent retention through multi-year vesting and award opportunities.

Under the LTI, awards are made in the form of:

•	Time-vested restricted shares, and

•	PSUs.

The following table describes the design features and purposes of the time-vested restricted share grants and the PSU awards:

Award	Design Feature	Purpose
Restricted Shares	Vest over a four-year period, subject to the NEO’s continued employment.(1)	Talent retention and align the interests of our executives with the interests of our shareholders.
PSUs

Earned based on the achievement of multi-year performance targets established by the Compensation Committee. NEOs are issued actual common shares at the end of the three-year performance period, subject to the NEO’s continued employment.(1)

Incentivize our NEOs based on long-term performance and shareholder value creation, talent retention, and align the interests of our executives with the interests of our shareholders.

(1)	Subject to our Employee Severance Plan, discussed below.

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Grant of Share Awards in 2023

Our Compensation Committee sets opportunities under our LTI using target equity award values which are based on a percentage of each executive’s base salary. Target equity award values are set the beginning of each year at the same time as the AI bonuses are determined.

One-third of the target equity award value is granted in the form of time-vested restricted shares and two-thirds of the target equity award value is granted in the form of PSUs. The number of restricted shares and PSUs granted is determined using the volume-weighted average price of our common shares based on the last 30 trading days prior to the date of the award ($41.24 for 2023 LTI incentive awards). For the three-year period beginning on January 1, 2023, our Compensation Committee established the following target LTI award values and number of restricted shares and PSUs for our NEOs:

	LTI Award Value (as a % of Salary)	Number of Restricted Shares (1/3 of the Target LTI Award Value)	Target Number of PSUs (2/3 of the Target LTI Award Value)
Gregory K. Silvers	400.0%	28,306	56,612
Mark A. Peterson	230.0%	9,766	19,531
Gregory E. Zimmerman	225.0%	8,710	17,421
Craig L. Evans	200.0%	6,910	13,820
Tonya L. Mater	80.0%	2,105	4,209

Restricted Shares

The restricted shares granted under the LTI vest ratably over a four-year period, subject to the NEO’s continued employment with the Company. Prior to vesting, the NEOs are entitled to receive all dividends on the restricted shares and to vote the shares. All restrictions will lapse and the shares will become fully vested upon the NEO’s death or disability and in accordance with our Employee Severance Plan.

Performance Share Units

PSUs represent the right to earn, on a one-for-one basis, actual common shares of the Company at the end of the three-year performance period established by the LTI. At the beginning of each three-year performance period, the Compensation Committee grants each NEO a target number of PSUs. The actual number of common shares issued with respect to a PSU award is based upon the target number of PSUs established at the beginning of the performance period multiplied by a “payout percentage” ranging from 0% to 250% and determined by the level of performance against pre- established performance goals. PSUs earn dividend equivalent rights payable in additional common shares only to the extent actual common shares of the Company are earned at the end of the three-year performance period.

At the beginning of 2023, our Compensation Committee identified three performance factors that would determine the PSU opportunities:

•	Our TSR vs. TSR of Triple Net Peer Group;

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•	Our TSR vs. TSR of the MSCI US REIT Index; and

•	Our Compound Annual Growth Rate of AFFO per Share for the three-year performance period.

Our Compensation Committee put a 50% weighting on our TSR vs. the TSR of the triple net peer group and a 25% weighting on each of the other two factors. The financial performance components are measured over a three-year period beginning on January 1, 2023. To the extent performance goals are achieved, actual common shares of the Company will be issued, on a one-for-one basis with each PSU, at the end of the 2023-2025 performance period. The Compensation Committee believes using forward-looking, multi-year performance periods will measure the success of our strategic initiatives designed to enhance shareholder value.

The first performance metric measures our annualized TSR (annualized return assuming annual compounding and reinvestment of dividends) relative to a triple-net peer group. The following table shows the payout percentage for the 2023 PSU awards at various levels of relative and absolute shareholder return. The number of actual common shares issued at the end of the performance period will equal the target number of PSUs (set forth above) multiplied by 50% multiplied by the payout percentage set forth below.

2023-2025 Relative Total Shareholder Return vs. Triple-Net Peer Group
Performance Level		Payout Percentage
Outperformance	At least 75th percentile and at least 10% Absolute Annualized TSR	250.0%
Maximum	At least 75th percentile	200.0%
Target	At least 50th percentile	100.0%
Minimum	At least 30th percentile	50.0%

The second performance factor measures our annualized TSR (annualized return assuming annual compounding and reinvestment of dividends) relative to the MSCI US REIT Index. The following table shows the payout percentage for the 2023 PSU awards at various levels of relative and absolute shareholder return. The number of actual common shares issued at the end of the performance period will equal the target number of PSUs (set forth above) multiplied by 25% multiplied by the payout percentage set forth below.

2023-2025 Relative Total Shareholder Return vs. MSCI US REIT Index
Performance Level		Payout Percentage
Outperformance	At least 75th percentile and at least 10% Absolute Annualized TSR	250.0%
Maximum	At least 75th percentile	200.0%
Target	At least 50th percentile	100.0%
Minimum	At least 30th percentile	50.0%

For purposes of the two relative TSR comparisons, the Compensation Committee selected to compare our TSR against a group of triple-net lease REITs with which we most directly compete for business and/or capital (see the table below) and to compare our TSR against the index that management believes is most relevant to measure our performance (the MSCI US REIT Index).

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2023-2025 Triple-Net Peer Group

Agree Realty Corporation	NNN REIT, Inc.

Broadstone Net Lease, Inc.	Realty Income Corporation

Four Corners Property Trust, Inc.	Safehold Inc.

Gaming & Leisure Properties, Inc.	Spirit Realty Capital, Inc.

Getty Realty Corp.	VICI Properties Inc.

LXP Industrial Trust	W.P. Carey Inc.

The final financial metric measures the average annual growth in our AFFO per Share.

The number of actual common shares issued at the end of the performance period will equal the target number of PSUs (set forth above) multiplied by 25% multiplied by the payout percentage set forth below. The Compensation Committee included AFFO per Share growth because it impacts our ability to pay dividends, which is a key driver of our stock price and TSR.

2023-2025 AFFO per Share Growth
Performance Level	Compound Annual Growth Rate of AFFO per Share for the Performance Period	Payout Percentage
Maximum	6.0%	200.0%
Target	4.0%	100.0%
Minimum	2.0%	50.0%

If results for a performance metric exceed the minimum, but are less than target, or exceed target, but are less than maximum, the applicable Payout Percentage will be determined on a sliding scale based upon the percentage such excess represents of the difference between minimum and target, or target and maximum, as the case may be. The applicable Payout Percentage will be 0% if the applicable performance metric is below the minimum.

PSUs were first awarded to our NEOs in February 2020, covering a three-year performance period that ended on December 31, 2022. The PSUs awarded in 2020 used the same three performance factors that were used for the 2023 awards. Shortly after the 2020 awards were granted, the COVID-19 pandemic reached North America and severely impacted experiential real estate properties, given that such properties involve congregate social activity and discretionary consumer spending. During the pandemic, our share price significantly declined and we were required to pause our dividend payments, causing our TSR to decline more than most of the members of the Triple Net Peer Group and the MSCI US REIT Index. In addition, our AFFO per Share Growth was negative during the performance period. As a result, the PSUs for the three-year performance period ended on December 31, 2022 did not achieve the minimum performance level of any of the three performance metrics resulting in no payout under this portion of the LTI. The amount of share awards disclosed in our Summary Compensation Table for 2020 includes $1.9 million of grant date fair value for PSUs awarded to our CEO, and $1.8 million of grant date fair value for PSUs awarded to our other NEOs, that expired without any payout. Our Compensation Committee did not make any discretionary bonuses or awards to compensate our NEOs for this lost value.

This contrasts with the PSUs that were awarded to our NEOs in February 2021, covering a three-year performance period that ended on December 31, 2023. The PSUs awarded in 2021 used the same three performance factors that were used for the 2020 awards. As social activity and discretionary

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consumer spending normalized after the initial impacts of the COVID-19 pandemic, our share price substantially improved and we resumed our dividend payments, causing our TSR to increase more than most of the members of the Triple Net Peer Group and the MSCI US REIT Index. In addition, our AFFO per Share Growth saw significant improvement during the performance period as our customers were able to reopen and capitalize on strong demand for experience-based services. As a result, the PSUs for the three-year performance period ended on December 31, 2023 achieved the maximum or outperformance level for each of the three performance metrics.

We believe our NEOs failure to receive any share awards for the 2020-2022 performance period when the Company underperformed relative to its peers and applicable benchmark and failed to achieve the AFFO per Share growth metric, and their receipt of a maximum number of shares for the 2021-2023 performance period when the Company outperformed relative to its peers and applicable benchmark and achieved significant AFFO per Share growth, demonstrates that our LTI aligns NEO compensation with total shareholder returns. See “Summary Compensation Table” on page 58.

Payout on PSUs for

2020-2022 and 2021-2023 Performance Period

	PSUs Granted for 2020 – 2022 Performance Period	Actual Shares of Common Stock Received for 2020 – 2022 Performance Period	PSUs Granted for 2021 – 2023 Performance Period	Actual Shares of Common Stock Received for 2021 – 2023 Performance Period
CEO	28,391	0	51,623	147,586
Other NEOs (average)	7,795	0	12,704	36,319

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Beginning in 2024, the LTI has been adjusted to increase the threshold required for the awards to be paid at target from the 50th percentile to the 55th percentile for the metrics based on the Company’s TSR compared to the TSR of the Company’s peer group and the TSR of the MSCI US REIT Index.

Health and Welfare Benefits. We provide certain health and welfare benefits to the NEOs, including employer matching contributions to our 401(k) plan, health and welfare benefit programs and life insurance, which are generally the same as such benefits provided to all other full-time employees, except the Company provides NEOs with a term life insurance benefit in connection with their severance upon death and executive physicals, as discussed below.

Perquisites and Other Personal Benefits. We offer the following reasonable personal benefits and perquisites to the currently employed NEOs:

•	Vehicles. We have acquired vehicles that the NEOs are entitled to use. Each of those NEOs is taxed for personal use of the vehicles.

•	Term Life Insurance. Under our Company’s insurance benefit plan, our Company pays the premium for term life insurance for the benefit of each NEO payable upon the NEO’s severance upon death.

•

Executive Health Program. The Compensation Committee requires that each NEO obtain an annual physical from their personal physician or pursuant to an executive health program and NEOs are reimbursed for travel (within the United States) to obtain the physical and any uninsured expenses for medically necessary tests.

Chief Executive Compensation. In early 2024, the Compensation Committee conducted a formal evaluation of Mr. Silvers, including reviewing Mr. Silvers’ self-evaluation, and surveying the current members of the Board. Our Compensation Committee took into account our overall performance and Mr. Silvers’ achievements during 2023, as well as the compensation of CEOs at our peer group companies. Mr. Silvers’ compensation also reflects his skillful handling of the Regal bankruptcy while simultaneously successfully managing the reduction of deferred rent and growth of the business in an extremely difficult business environment. In 2023, the Compensation Committee increased his base salary by 3.0% recognizing the impact of inflation during 2022 and guidance from our compensation consultant regarding salary increases within the REIT industry. Based on his individual performance evaluation and the performance of the Company in 2023, the Compensation Committee established a bonus under the AI at 255.3% of his base salary. Mr. Silvers elected to take payment of the AI bonus in the form of unvested restricted common shares valued at 150% of the bonus. Based on the LTI, the Compensation Committee awarded Mr. Silvers’ restricted common shares and PSUs valued at his target level. The PSUs granted in 2023 are subject to performance metrics calculated over a period of three years ending December 31, 2025. Based upon its review of the various factors described above, the Compensation Committee believes Mr. Silvers’ compensation is reasonable and not excessive.

Roles of the Compensation Committee, Executive Officers, and Compensation Consultant in Determining Executive Compensation

Our Compensation Committee meets at the beginning of each year to make decisions regarding our NEOs’ compensation. When making these decisions, our Compensation Committee considers the performance of our Company and of each NEO, available compensation information of our peer group and the actual compensation provided to each NEO for each of the last three fiscal years. Based upon the review of this information, together with recommendations provided by our Chief Executive Officer (with respect to other NEOs), our Compensation Committee sets, for each of the NEOs, the base salary for the new fiscal year, determines the AI awards for the most recently completed year, sets AI opportunities for the new fiscal year and sets the LTI award opportunity for the next three-year period.

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In addition to the input of the Chief Executive Officer, other executives attend meetings of our Compensation Committee from time to time and provide historical and prospective breakdowns of primary compensation components for each NEO, and additional context with respect to Company performance. Our Compensation Committee makes the final determinations on all elements of each NEO’s compensation. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance with the Compensation Committee and sharing his accomplishments and proposed objectives with the Compensation Committee.

Our Compensation Committee establishes formulaic performance targets with respect to incentive compensation under our AI and LTI, provided that a portion of each executive’s AI award is calculated based on a subjective assessment of personal performance. The Compensation Committee does not intend to exercise discretion to make upward or downward adjustments to the formulaic awards under the AI. The Compensation Committee does not have any ability to exercise discretion to increase or reduce an indicated award under the LTI.

The Compensation Committee has retained Ferguson Partners Consulting L.P. (“FPC”) to advise the Compensation Committee with respect to its review of compensation levels for our NEOs. The Compensation Committee has determined that FPC is independent under our NYSE listing requirements.

Benchmarking to Peer Group

As part of its process of evaluating our executive compensation program, our Compensation Committee reviews peer comparison data to ensure that our executive compensation is competitive within the marketplace. FPC compares our executive’s compensation to that of our peers based both on the executive’s role (e.g. CEO, CFO, etc.) and rank in terms of aggregate compensation (e.g. highest compensated, second highest, etc.) The Compensation Committee reviews data based on the executive’s role and rank because it believes these comparisons provide it with the information it needs to ensure that the Company’s compensation program is fair and competitive.

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Management assisted FPC and the Compensation Committee in the process, providing additional REIT industry insight. The Compensation Committee reviews the peer group used on an annual basis. The following table provides the names and key information for each company in the peer group:

Peer Group

Name	Property Focus	Headquarters	Number of Employees(1)	Implied Market Capitalization As of December 31, 2023 (in millions)(1)	Total Capitalization As of December 31, 2023 (in millions)(1)

Agree Realty Corporation	Other Retail	Royal Oak, MI	72	$6,349.6	$8,958.5

Broadstone Net Lease, Inc.	Diversified	Victor, NY	74	3,384.4	5,303.5

CareTrust REIT, Inc.	Health Care	San Clemente, CA	17	2,909.2	3,506.7

Essential Properties Realty Trust	Other Retail	Princeton, NJ	40	4,222.2	5,900.6

Four Corners Property Trust, Inc.	Other Retail	Mill Valley, CA	516	2,320.8	3,438.2

Gaming and Leisure Properties, Inc.	Casino	Wyomissing, PA	18	13,747.7	20,626.4

LXP Industrial Trust	Industrial	New York, NY	64	2,911.0	4,832.2

NNN REIT, Inc.	Other Retail	Orlando, FL	82	7,864.7	12,225.2

Omega Healthcare Investors, Inc.	Health Care	Hunt Valley, MD	57	7,741.3	12,840.2

Sabra Health Care REIT, Inc.	Health Care	Irvine, CA	48	3,300.2	5,714.3

Spirit Realty Capital, Inc.(2)	Other Retail	Dallas, TX	n/a	n/a	n/a

STAG Industrial, Inc.	Industrial	Boston, MA	95	7,283.5	9,941.2

STORE Capital Corporation(3)	Diversified	Scottsdale, AZ	n/a	n/a	n/a

W.P. Carey Inc.	Diversified	New York, NY	197	14,172.1	22,461.6

Median			68	$5,285.9	$7,429.6

Average			106	6,350.6	9,645.7

EPR Properties	Specialty	Kansas City, MO	55	3,649.9	7,063.9

Relative Percentile Rank			38%-ile	46%-ile	54%-ile

(1)	Source: S&P Global Market Intelligence.

(2)	On January 23, 2024, Spirit Realty Capital, Inc. completed a merger with Realty Income Corporation, with Realty Income Corporation remaining as the reporting company.

(3)	On February 3, 2023, STORE Capital Corporation was acquired by GIC and Oak Street.

FPC’s benchmarking review was based on information disclosed in the peer companies’ 2022 proxy statements, which reported data with respect to fiscal 2021 (the latest year for which comprehensive data was publicly available at the time of the benchmarking analysis), as well as other publicly available information. FPC also reviewed the 2022 Nareit Compensation Survey (which FPC conducts) and additional proprietary real estate compensation surveys conducted throughout the year by FPC for additional context. FPC’s review compared our executive pay practices to compensation practices for executives in comparable positions at peer companies and advised the Compensation Committee on several aspects of compensation including base salaries, target incentive pay, and pay mix. All of these aspects of FPC’s analyses informed the Committee’s decisions regarding executive pay going into 2023.

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Share Ownership Guidelines

The Compensation Committee has adopted share ownership guidelines applicable to the NEOs and trustees of the Company. Each NEO and trustee is required to have acquired, within four years of his or her becoming a NEO or trustee, common shares or unvested restricted common shares having a market value in excess of the following:

Requirement

Trustees	4x their current basic retainer

CEO	5x his current base salary

CFO	3x his current base salary

Other NEOs	1x their current base salary

Compensation Recovery Policy

As part of the Company’s pay for performance philosophy, the Company has adopted a policy providing for recovery of erroneously awarded incentive-based compensation in the event of a restatement of the Company’s financial statements (the “Clawback Policy”). The Clawback Policy was adopted, effective as of October 2, 2023, to comply with the listing standards adopted by New York Stock Exchange regarding compensation recovery, and the full policy is disclosed as an exhibit to our 2023 Annual Report on Form 10-K.

Assessment of Compensation-Related Risks

The Compensation Committee does not believe that any of the Company’s compensation programs expose the Company to excessive risk and instead believes that all of the programs encourage behavior that supports sustainable value creation for stakeholders by appropriately balancing risk and reward. During the compensation setting process each year, the Compensation Committee considers the Company’s compensation policies and practices to determine whether, in its judgment, the compensation programs encourage risk-taking behavior likely to have a material adverse effect on the Company.

The Company’s compensation programs have three common elements: base salary, potential AI awards, and potential LTI awards. For our executives, AI awards are determined based upon the achievement of both individual and Company performance metrics. For all other employees (other than individuals who originate investments for the Company (“producers”)), AI awards are determined based upon personal performance ratings and achievement of personal performance goals and are then adjusted, in the discretion of management, based on the Company’s overall performance. For producers, AI awards are determined solely on the Company’s investment spending and the LTI awards are determined using the same methodology as non-executive employees.

Based on its review, the Compensation Committee believes the investment spending metric, which is utilized in determining both the executives’ and the producers’ compensation, could encourage excessive risk-taking behavior because individual employee actions could directly impact this metric. This risk, however, is mitigated by several factors, as discussed below.

The Compensation Committee believes that the following factors decrease the likelihood of an individual engaging in excessive risk-taking behavior to increase their compensation:

•	The 2023 executive compensation program uses a balanced mix of performance metrics, including FFO, as adjusted, per Share, without Regal Contribution, Regal Net Operating

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Income, AFFO per Share, investment spending, relative TSR, and personal performance metrics for each executive, to avoid excessive weight on any single performance metric.

•	The compensation programs provide a balanced mix of cash and equity and both annual and long-term incentives.

•

The Company has a multi-level approval process for investments (including acquisition and disposition opportunities) that mitigates the risk of using investment spending as a performance metric in its compensation programs. First, the Company’s underwriting team analyzes all investment opportunities. The underwriting team is not compensated based on investment spending and does not report to the production team. Once approved by underwriting, the Company’s senior management reviews investment opportunities, and if approved by management, such opportunities are presented to and approved by the Investment Committee, which consists of each of the NEOs, with transactions in excess of $50 million requiring the additional approval of the Board of Trustees.

•

All shares awarded under the AI and time-based equity awards under the LTI are payable in the form of unvested restricted shares that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned. Specifically, the Company incents individuals to elect to receive AI awards in unvested restricted common shares by valuing the equity award at an amount equal to 150% of the cash amount the individuals otherwise would have received.

•

Our insider trading policy prohibits all employees (including officers) and trustees and certain of their respective family members and controlled entities from engaging in transactions in our securities that are speculative in nature, including, but not limited to prohibiting “short selling,” purchasing options, taking out margin loans against stock options, hedging or engaging in any other type of speculative arrangement that has a similar economic effect without the full risk or benefit of ownership, and transacting in the securities of any entity with which the Company is discussing significant business matters.

•	Maximum payout levels for awards under the AI and LTI are capped.

•	Executive officers are subject to share ownership and retention guidelines.

•	FPC, the Compensation Committee’s independent compensation consultant, assists with the review of the executive compensation policies and practices.

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Summary Compensation Table

The following table contains information on the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2023, which we collectively refer to in this Proxy Statement as our “NEOs.” For additional information regarding this compensation, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name & Principal Position	Year	Salary	Bonus(1)	Share Awards (2)(3)	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value & Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation(4)	Total

Gregory K. Silvers	2023	$875,500	$2,234,823	$5,451,878	$—	$—	$—	$110,058	$8,672,259
Chairman, President and	2022	850,000	1,791,534	6,051,051	—	—	—	82,406	8,774,991
Chief Executive	2021	808,000	1,641,847	5,777,134	—	—	—	55,101	8,282,082
Officer

Mark A. Peterson	2023	525,300	888,676	1,916,975	—	—	—	76,268	3,407,219
Executive Vice	2022	510,000	796,238	2,212,081	—	—	—	55,264	3,573,583
President, Chief	2021	478,000	786,593	2,143,807	—	—	—	46,447	3,454,847
Financial Officer
and Treasurer

Greg E. Zimmerman	2023	478,950	855,806	1,729,086	—	—	—	67,637	3,131,479
Executive Vice	2022	465,000	580,785	1,738,279	—	—	—	58,098	2,842,162
President, and	2021	448,000	582,612	1,938,525	—	—	—	44,137	3,013,274
Chief Investment Officer

Craig L. Evans(5)	2023	427,450	578,511	1,164,059	—	—	—	63,481	2,233,501
Former Executive Vice	2022	415,000	518,335	1,533,737	—	—	—	53,658	2,520,730
President,	2021	389,000	505,884	1,360,641	—	—	—	54,526	2,310,051
Secretary and
General Counsel

Tonya L. Mater	2023	325,480	302,847	354,552	—	—	—	49,059	1,031,938
Senior Vice President	2022	316,000	271,345	546,394	—	—	—	38,877	1,172,616
and Chief Accounting	2021	273,000	244,083	473,910	—	—	—	35,009	1,026,002
Officer

(1)

Amounts reflect performance bonuses earned by each executive under the AI. Performance bonuses under the annual incentive program are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received. In each of 2023, 2022 and 2021, the executives elected to receive their performance bonuses payable in that year in the form of nonvested restricted common shares other than Mr. Zimmerman who elected $85,000 of 2022 performance bonuses in cash and Mr. Evans and Ms. Mater who elected $578,511 and $302,847, respectively, of 2023 performance bonuses in cash. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the nonvested restricted common shares.

(2)

Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 14 of the Company’s consolidated financial statements in the Company’s Annual Report on Form

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10-K for the year ended December 31, 2023, as filed with the SEC. These amounts reflect an accounting expense and do not necessarily correspond to the actual value that may be realized by the NEOs.

(3)

Amounts include: (i) the aggregate grant date fair value of nonvested restricted performance shares issued pursuant to the LTI; (ii) the aggregate grant date fair value of nonvested restricted common shares issued pursuant to the LTI; and (iii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the AI that the executive, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that the executive would have otherwise received. In 2023, the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the AI to Messrs. Silvers, Peterson and Zimmerman was $683,519, $271,795, $261,729, respectively. In 2023, Mr. Evans and Ms. Mater elected to take their performance bonuses in cash.

(4)

The following table sets forth all other compensation for 2023, including amounts relating to personal use of company vehicles, the Company’s matching contributions under the Company’s 401(k) plan, amounts payable by the Company with respect to term life insurance premiums (and related tax gross-up payments), dividends paid on nonvested restricted shares that were not factored into the grant date fair value of such awards and payments for executive medical examinations.

Name	Personal Use of Company Vehicles	401(k) Matching Contributions	Term Life Insurance Premiums and Related Tax Gross-Up	Dividends	Executive Medical Examinations	Total of All Other Compensation
Gregory K. Silvers	$14,763	$30,000	$17,558	$27,565	$20,172	$110,058
Mark A. Peterson	12,075	30,000	8,753	11,477	13,963	76,268
Greg E. Zimmerman	8,940	30,000	11,886	7,869	8,942	67,637
Craig L. Evans	8,604	30,000	10,022	7,623	7,232	63,481
Tonya L. Mater	15,050	22,500	1,879	3,575	6,055	49,059

(5)	Mr. Evans retired effective March 1, 2024. See below under “Evans Retirement” for a description of compensation to Mr. Evans in connection with his retirement.

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Grants of Plan-Based Awards in Fiscal 2023

The following table provides information about grants of plan-based awards under equity incentive plans to the NEOs in 2023. These grants were made under the 2016 Equity Incentive Plan pursuant to the AI and the LTI. Grants were in the form of nonvested restricted common share awards and nonvested performance shares. For additional information regarding these awards, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards(3)
		Thres- hold	Target	Maxi- mum	Thres- hold(#)	Target(#)	Maxi- mum(#)
Gregory K. Silvers
2023 LTI	2/20/2023	—	—	—	28,306	56,612	134,454	—	—	$—	$3,570,732
2023 LTI	2/20/2023	—	—	—	—	—	—	28,306	—	—	1,197,627
2023 AI	2/20/2023	—	—	—	—	—	—	71,930	—	—	3,043,358
Mark A. Peterson
2023 LTI	2/20/2023	—	—	—	9,766	19,531	46,386	—	—	—	1,231,981
2023 LTI	2/20/2023	—	—	—	—	—	—	9,766	—	—	413,199
2023 AI	2/20/2023	—	—	—	—	—	—	31,969	—	—	1,352,608
Greg E. Zimmerman
2023 LTI	2/20/2023	—	—	—	8,711	17,421	41,375	—	—	—	1,098,836
2023 LTI	2/20/2023	—	—	—	—	—	—	8,710	—	—	368,520
2023 AI	2/20/2023	—	—	—	—	—	—	19,906	—	—	842,223
Craig L. Evans(4)
2023 LTI	2/20/2023	—	—	—	6,910	13,820	32,823	—	—	—	871,697
2023 LTI	2/20/2023	—	—	—	—	—	—	6,910	—	—	292,362
2023 AI	2/20/2023	—	—	—	—	—	—	20,811	—	—	880,513
Tonya L. Mater
2023 LTI	2/20/2023	—	—	—	2,105	4,209	9,996	—	—	—	265,490
2023 LTI	2/20/2023	—	—	—	—	—	—	2,105	—	—	89,063
2023 LTI	2/20/2023	—	—	—	—	—	—	10,894	—	—	460,925

(1)

The column includes nonvested restricted performance shares issued pursuant to the LTI for the 2023 performance period. The nonvested performance shares issued pursuant to the LTI vest on the third anniversary of the grant date, subject to the attainment of certain performance conditions. Actual shares delivered are subject to performance conditions and dividends and therefore may vary from the threshold, target and maximum amounts reported here. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the LTI.

(2)

The column includes: (1) nonvested restricted common shares issued pursuant to the LTI relating to the 2023 performance period; and (2) nonvested restricted common shares issued pursuant to the AI (with respect to elections to receive the award in restricted common shares) relating to the 2022 performance period (but issued in 2023). The nonvested restricted common shares issued pursuant to the AI vest at the rate of 33 1/3% per year for three years and the nonvested restricted common shares issued pursuant to the LTI vest at the rate of 25% per year for four years. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the AI and LTI.

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(3)

Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 14 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.

(4)	Mr. Evans retired effective March 1, 2024. See below under “Evans Retirement” for a description of compensation to Mr. Evans in connection with his retirement.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides information regarding outstanding awards to the NEOs that have been granted but not vested or exercised as of December 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Gregory K. Silvers(3)	21,588	—	—	$61.79	2/20/2025	—	$—	—	$—

	—	—	—	—	—	186,714	9,046,293	158,261	7,667,745

Mark A. Peterson(4)	12,894	—	—	51.64	1/1/2024	—	—	—	—
	8,401	—	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	78,623	3,809,284	55,113	2,670,225

Greg E. Zimmerman(5)	—	—	—	—	—	58,217	2,820,614	49,988	2,421,919

Craig L. Evans(6)	—	—	—	—	—	51,745	2,507,045	37,630	1,823,174
Tonya L. Mater(7)	1,201	—	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	23,135	1,120,891	11,649	564,394

(1)

The market value of the restricted common share awards and restricted performance share awards is based on the closing market price of the Company’s common shares as of December 29, 2023 (the last trading day in the 2023 fiscal year), which was $48.45 per share.

(2)	The number of restricted performance share awards included in this column is based on achieving target performance.

(3)

The restricted common share awards for Mr. Silvers granted under the AI vest according to the following schedule: 56,441 awards vested on January 1, 2024; 41,090 awards will vest on January 1, 2025; and 23,976 awards will vest on January 1, 2026. The restricted common share awards for Mr. Silvers granted under the LTI vest according to the following schedule: 25,020 awards vested on January 1, 2024; 19,782 awards will vest on January 1, 2025; 13,329 awards will vest on January 1, 2026; and 7,076 awards will vest on January 1, 2027. The restricted and unearned performance share awards for Mr. Silvers granted under the performance shares plan vest according to the following schedule: 51,623 awards vested on January 1, 2024 and were settled with a payout percentage of 250%, 250% and 200% for TSR relative to Triple Net Peer Group, TSR relative to MSCI US REIT Index and compound annual growth rate of AFFO per share for the three year performance period, respectively; 50,026 awards will vest on January 1, 2025 subject to the achievement of performance goals; and 56,612 awards will vest on January 1, 2026 subject to the achievement of performance goals.

(4)

The restricted common share awards for Mr. Peterson granted under the AI vest according to the following schedule: 26,121 awards vested on January 1, 2024; 18,854 awards will vest on January 1, 2025; and 10,656 awards will vest on January 1, 2026. The restricted common share awards for Mr. Peterson granted under the LTI vest according to the following schedule: 9,064 awards vested on January 1, 2024; 6,889 awards will vest on January 1, 2025; 4,598 awards will vest on January 1, 2026; and 2,441 awards will vest on January 1, 2027. The restricted and unearned performance share awards for Mr. Peterson granted under the performance shares plan vest according to the following schedule: 18,323 awards vested on

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January 1, 2024 and were settled with a payout percentage of 250%, 250% and 200% for TSR relative to Triple Net Peer Group, TSR relative to MSCI US REIT Index and compound annual growth rate of AFFO per share for the three year performance period, respectively; 17,259 awards will vest on January 1, 2025 subject to the achievement of performance goals; and 19,531 awards will vest on January 1, 2026 subject to the achievement of performance goals.

(5)

The restricted common share awards for Mr. Zimmerman granted under the AI vest according to the following schedule: 18,156 awards vested on January 1, 2024; 12,707 awards vest on January 1, 2025; and 6,635 awards will vest on January 1, 2026. The restricted common share awards for Mr. Zimmerman granted under the LTI vest according to the following schedule: 8,193 awards vested on January 1, 2024; 6,248 awards will vest on January 1, 2025; 4,101 awards will vest on January 1, 2026; and 2,177 awards will vest on January 1, 2027. The restricted and unearned performance share awards for Mr. Zimmerman granted under the performance shares plan vest according to the following schedule: 17,173 awards vested on January 1, 2024 and were settled with a payout percentage of 250%, 250% and 200% for TSR relative to Triple Net Peer Group, TSR relative to MSCI US REIT Index and compound annual growth rate of AFFO per share for the three year performance period, respectively; 15,394 awards will vest on January 1, 2025 subject to the achievement of performance goals; and 17,421 awards will vest on January 1, 2026 subject to the achievement of performance goals.

(6)

The restricted common share awards for Mr. Evans granted under the AI vest according to the following schedule: 16,940 awards vested on January 1, 2024; 19,147 awards vested on March 1, 2024 upon Mr. Evans retirement. The restricted common share awards for Mr. Evans granted under the LTI vest according to the following schedule: 5,975 awards vested on January 1, 2024; 9,683 awards vested on March 1, 2024 upon Mr. Evans retirement. The restricted and unearned performance share awards for Mr. Evans granted under the performance shares plan vest according to the following schedule: 11,598 awards vested on January 1, 2024 and were settled with a payout percentage of 250%, 250% and 200% for TSR relative to Triple Net Peer Group, TSR relative to MSCI US REIT Index and compound annual growth rate of AFFO per share for the three year performance period, respectively; 12,212 awards will vest on January 1, 2025 subject to the achievement of performance goals; and 13,820 awards will vest on January 1, 2026 subject to the achievement of performance goals. Mr. Evans retired effective March 1, 2024.

(7)

The restricted common share awards for Ms. Mater granted under the AI vest according to the following schedule: 8,458 awards vested on January 1, 2024; 6,175 awards will vest on January 1, 2025; and 3,631 awards will vest on January 1, 2026. The restricted common share awards for Ms. Mater granted under the LTI vest according to the following schedule: 1,898 awards vested on January 1, 2024; 1,456 awards will vest on January 1, 2025; 991 awards will vest on January 1, 2026; and 526 awards will vest on January 1, 2027. The restricted and unearned performance share awards for Ms. Mater granted under the performance shares plan vest according to the following schedule: 3,721 awards vested on January 1, 2024 and were settled with a payout percentage of 250%, 250% and 200% for TSR relative to Triple Net Peer Group, TSR relative to MSCI US REIT Index and compound annual growth rate of AFFO per share for the three year performance period, respectively; 3,719 awards will vest on January 1, 2025 subject to the achievement of performance goals; and 4,209 awards will vest on January 1, 2026 subject to the achievement of performance goals.

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Option Exercises and Stock Vested in Fiscal 2023

The following table provides information regarding option exercises by our NEOs and restricted common shares held by our NEOs which vested during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(1)
Gregory K. Silvers	—	$—	70,862	$2,672,915
Mark A. Peterson	—	—	31,687	1,195,234
Greg E. Zimmerman	—	—	25,254	952,581
Craig L. Evans	—	—	19,718	743,763
Tonya L. Mater	—	—	9,024	340,385

(1)

The “value realized” on exercise of an option award is the difference between the per share closing market price of the Company’s common shares on the date of exercise and the exercise price of the option. The “value realized” on vesting of a restricted common share award is the closing market price of the Company’s common shares as of the vesting date of the award.

(2)	In 2023, Messrs. Silvers, Peterson, Zimmerman and Evans and Ms. Mater surrendered 32,316, 14,570, 11,656, 9,148, and 4,755 shares, respectively, to pay for tax withholdings.

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Potential Payments Upon Termination or Change of Control

The following table provides information regarding potential payments upon termination of our NEOs or a change of control as of December 31, 2023. These payments are provided for pursuant to the Company’s Severance Plan, equity plans and award agreements as described below.

						Six Months Before or One Year After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Gregory K. Silvers	Cash Severance(1)	$—	$—	$—	$5,706,413	$—	$7,895,163
	Term Life Insurance Proceeds(2)	—	2,500,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	9,046,293	9,046,293	9,046,293	9,046,293	9,046,293
	Accelerated Vesting of Restricted Performance Shares(3)	—	8,719,815	8,719,815	8,719,815	8,719,815	8,719,815
Mark A. Peterson	Cash Severance(1)	—	—	—	$2,646,878	—	$3,172,178
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	3,809,284	3,809,284	3,809,284	3,809,284	3,809,284
	Accelerated Vesting of Restricted Performance Shares(3)	—	3,037,906	3,037,906	3,037,906	3,037,906	3,037,906
Greg E. Zimmerman	Cash Severance(1)	—	—	—	$2,482,256	—	$2,973,179
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	2,820,614	2,820,614	2,820,614	2,820,614	2,820,614
	Accelerated Vesting of Restricted Performance Shares(3)	—	2,757,501	2,757,501	2,757,501	2,757,501	2,757,501
Craig L. Evans(4)	Cash Severance(1)	—	—	—	$1,896,443	—	$2,281,148
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	2,507,045	2,507,045	2,507,045	2,507,045	2,507,045
	Accelerated Vesting of Restricted Performance Shares(3)	—	2,070,769	2,070,769	2,070,769	2,070,769	2,070,769

2024 Proxy Statement	Page 65

						Six Months Before or One Year After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Tonya L. Mater	Cash Severance(1)	—	—	—	$1,208,380	—	$1,208,380
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	1,120,891	1,120,891	1,120,891	1,120,891	1,120,891
	Accelerated Vesting of Restricted Performance Shares(3)	—	641,535	641,535	641,535	641,535	641,535

(1)

Represents cash severance payments under the Company’s Severance Plan as described below under “Severance Plan and Award Agreements.” Amounts representing the Company’s direct payment to insurers of the Company-paid portion of the annual premium cost to cover the NEO and their eligible dependents, if any, under the Company’s health, vision and dental plans are calculated based on the applicable premium as in effect at December 31, 2023.

(2)	Represents payment of the proceeds from the NEO’s term life insurance policy payable by the insurer.

(3)

Based on the closing market price of the Company’s common shares as of December 29, 2023 (the last trading day in the 2023 fiscal year), which was $48.45 per share. Amounts shown for accelerated vesting of restricted performance shares assume achievement of an “at target” level of performance.

(4)	Mr. Evans retired effective March 1, 2024. See below under “Evans Retirement” for a description of compensation to Mr. Evans in connection with his retirement.

Severance Plan and Award Agreements

Our NEOs are entitled to certain severance benefits under the Company’s Severance Plan, which provides benefits for all full-time employees of the Company. Under the Company’s Severance Plan, each of our NEOs would be entitled to receive certain severance benefits upon a “qualifying termination.” The Company’s Severance Plan defines a “qualifying termination” to mean an involuntary termination of the executive’s employment with the Company without “cause” or with “good reason” and other than as a result of the executive’s death or a “qualifying departure” (as such terms are defined in the Company’s Severance Plan). Upon a “qualifying termination,” each of our NEOs would be entitled to a cash severance payment equal to the sum of:

•

24x the executive’s “monthly base compensation” (defined to mean 1/12th of the sum of (1) the executive’s annual base salary or wage in effect at the time of a Qualifying Termination and (2) the amount of the executive’s annual incentive bonus opportunity (not including for this purpose any incentive bonus opportunity under any Company long-term incentive plan) for the year in which the Qualifying Termination occurs, assuming an “at target” level of performance (paid in cash, in lieu of an equity award);

2024 Proxy Statement	Page 66

•

18x the executive’s “monthly welfare compensation” (defined to mean 1/12th of the amount equal to one-half (1/2) of the Company-paid portion of the annual premium cost to cover the Eligible Employee and his or her eligible dependents, if any, under the Company’s health, vision and dental plans in effect as of the date of the Qualifying Termination). Such calculation will include the Company-paid portion of the cost of the premiums for coverage of the Eligible Employee’s dependents if, and only to the extent that, such dependents were enrolled in a health, vision or dental plan sponsored by the Company at the time of the Qualifying Termination. Any payment of Monthly Welfare Compensation shall (1) only be provided to the extent the Eligible Employee has elected to receive COBRA continuation coverage, (2) be considered a subsidy to the Eligible Employee’s COBRA payment obligations and (3) run concurrently with the Company’s obligation to provide COBRA continuation coverage;

•	Any earned and accrued, but not yet paid, base salary through the executive’s termination date;

•	An amount determined in accordance with the Company’s vacation policy for all earned and accrued, but not yet used, credited vacation;

•

The pro rata portion of the annual incentive bonus that the executive would have received under the Company’s annual incentive program for the performance year during which his or her termination occurs if the executive had remained employed through the end of such performance year and assuming achievement of an “at target” level of performance (paid in cash and as if no election had been made to receive an equity award in lieu of such cash award), plus, if the executive’s termination prior to the Company’s determination and payment of the annual incentive bonus for the performance year immediately prior to the year during which his or her termination occurs, the annual incentive bonus that the executive would have received under the Company’s annual incentive program for such performance assuming achievement of an “at target” level of performance (paid in cash and as if no election had been made to receive an equity award in lieu of such cash award); and

•

Except as otherwise provided in the documents evidencing or effecting an award or grant under the Company’s long-term incentive plan, a pro rata portion of the amount of the long term incentive plan award that the executive would have received under the Company’s long term incentive plan for the performance year during which his or her termination occurs if the executive had remained employed through the end of such performance year and assuming achievement of an “at target” level of performance, plus, if the executive’s termination occurs prior to the Company’s determination and payment of the long term incentive plan award for the performance year immediately prior to the year during which his or her termination, the long term incentive plan award that the executive would have received under the Company’s long term incentive plan for such performance assuming achievement of an “at target” level of performance. This provision of the Severance Plan is designed to address the Company’s long-term incentive plan to the extent that awards are based on past performance. In 2020, the Company’s long-term incentive plan was redesigned to include restricted performance shares awards that are determined based on future performance and vest according to the terms of the applicable performance share award agreements. However, if an executive’s termination occurs in a performance year prior to the grant in that year of restricted shares and restricted performance shares under the long-term incentive plan, this provision will apply.

In addition, if any of Messrs. Silvers, Peterson or Zimmerman experiences a “qualifying termination” either during the six-month period immediately preceding a “change in control” or during the one-year period following a “change in control,” Mr. Silvers would be entitled to an additional cash severance payment of 12x his “monthly base compensation” and Messrs. Peterson and Zimmerman would be entitled to an additional cash compensation of 6x his “monthly base compensation.”

2024 Proxy Statement	Page 67

The Company’s Severance Plan defines “change in control” to have the same meaning as provided in the 2016 Equity Incentive Plan (as described below). Amounts payable under the Company’s Severance Plan in connection with a “change in control” are subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

In addition, the Company’s Severance Plan would provide our NEOs with 12 months of outplacement services upon a “qualifying termination.”

The Company’s Severance Plan also provides that upon a “qualifying termination,” all unvested or unexercisable equity awards held by our named executive officers will immediately vest and all of share options will remain exercisable until the earlier of the fifth anniversary date of the termination or the expiration date of the option.

The Company’s obligation to provide the severance benefits described above to our NEOs under the Company’s Severance Plan is subject to our NEOs providing a release of all claims and complying with applicable non-competition, non-solicitation, confidentiality and other post-employment restrictive covenants included in the Company’s Severance Plan.

The Company’s Severance Plan defines “cause” to mean (i) the executive’s willful and continued failure or refusal to perform his or her duties with the Company (other than as a result of disability or incapacity due to mental or physical illness), subject to a 30 day cure period, (ii) the willful engagement by the executive which is materially and demonstrably injurious to the Company, or (iii) the executive’s indictment of, or plea of nolo contendere with respect to, a felony, or conviction of, or plea of nolo contendere with respect to, any other crime involving theft or, in the sole discretion of the Company, moral turpitude.

The Company’s Severance Plan defines “good reason” to mean any of the following, unless consented to by the executive and subject to a 30-day cure period: (i) the assignment of duties to the executive materially and adversely inconsistent with such executive’s current position; (ii) a reduction of the executive’s base compensation or eligible bonus opportunity under the Company’s annual incentive program or the executive’s discontinued eligibility for long-term incentive awards under the Company’s long-term incentive plan, if, in the aggregate, results in a material reduction in the executive’s total direct compensation; or (iii) any requirement that the executive be based at any office outside of a 50-mile radius of his or her assigned primary work location with the Company without the executive’s consent.

As of December 31, 2023, our NEOs held unvested option, restricted share and restricted performance share awards under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan that were subject to accelerated vesting provisions upon a change in control of the Company or certain events of the executive’s termination of service. Under the 2016 Equity Incentive Plan and 2007 Equity Incentive Plan and related award agreements, in the event of a NEO’s death or disability all of the executive’s unvested option awards immediately vest and become exercisable and all restrictions applicable to the executive’s unvested restricted share and restricted performance share awards lapse and such awards become fully vested. The 2016 Equity Incentive Plan and 2007 Equity Incentive Plan also provide that, upon a “change in control” of the Company, all awards outstanding under the plan will become fully exercisable, fully vested or fully payable, as applicable, and all restrictions and conditions on such awards will be deemed satisfied. Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” is deemed to have occurred if:

•

Incumbent trustees (defined as trustees of the Company on the effective date of the 2016 Equity Incentive Plan or the 2007 Equity Incentive Plan, as applicable, or any trustees who are subsequently elected with the approval of at least two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute at least a majority of the Board;

2024 Proxy Statement	Page 68

•

Any person or group becomes the beneficial owner of 25% or more of our voting securities, other than (i) an acquisition by an underwriter in an offering of shares by the Company, (ii) a transaction in which more than 50% of the voting securities of the surviving corporation is represented by the holders of our voting securities prior to the transaction, no person or group would become the beneficial owner of 25% or more of the voting securities of the surviving corporation entitled to elect directors (and no current beneficial owner of 25% or more of the Company’s voting securities would increase its percentage of ownership as a result of the transaction), and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or (iii) an acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees;

•

The consummation of a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction (a “business combination”);

•	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

•

Any transaction or series of transactions which results in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the Board has either waived or failed to enforce the “Excess Share” provisions of our amended and restated declaration of trust.

Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” will not be deemed to occur solely because a “person” or “group” acquires beneficial ownership of more than 25% of our voting securities as a result of any acquisition of our voting securities by the Company, but if after that acquisition by the Company the “person” or “group” becomes the beneficial owner of any additional such voting securities, a “change in control” will be deemed to occur unless otherwise exempted as set forth above.

Evans Retirement

Mr. Evans retired effective March 1, 2024. Mr. Evans received the following compensation in connection with his retirement: (i) a cash payment of $1,702 for unused vacation; (ii) a cash payment of $59,155 representing the pro-rated annual incentive bonus that Mr. Evans would have received under the Company’s annual incentive program for 2024 with the achievement of “at target” performance level; (iii) a cash payment of $49,247 representing the pro-rated time-based restricted shares that Mr. Evans would have received under the Company’s long term incentive plan for 2024 with the achievement of “at target” performance level. In addition, all unvested restricted common shares held by Mr. Evans vested upon his retirement (valued at $1,203,941 based on the closing market price of the Company’s common shares on the vesting date) and his unvested restricted performance shares granted in 2022, 2023 and 2024 (pro-rated for service period) will settle into common shares on the third anniversary of the grant date subject to the achievement of certain market and performance conditions per the grant agreements.

Compensation Committee Interlocks and Insider Participation

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Mr. Connor and Mses. Shanks, Sterneck and Ziegler): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers, during the last completed fiscal year, served as: (i) a member of the compensation

2024 Proxy Statement	Page 69

committee of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as the Company’s trustee.

CEO Pay Ratio

Set forth below for 2023 is a comparison of (i) the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except the Chief Executive Officer of the Company) and (ii) the annual total compensation of the Chief Executive Officer. The information is provided pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. The median of the annual total compensation and the pay ratio described below are reasonable estimates calculated by the Company in a manner consistent with Item 402(u).

We estimate that the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except our Chief Executive Officer) was approximately $293,385 for 2023. The annual total compensation of Mr. Silvers, our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $8,672,259 for 2023. Based on this information, we estimate that the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 30 to 1 for 2023.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we used the following methodology and made the following material assumptions, adjustments, and estimates:

•

We determined that, as of December 31, 2023, our employee population consisted of approximately 55 individuals, all of whom are located in the United States. This population consisted of our full-time and part-time employees.

•

To identify the “median employee” from our employee population, we compared the amount of gross earnings before pre-tax deductions of our employees (other than our Chief Executive Officer) who were employed by us on December 31, 2023, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. We used gross earnings before pre-tax deductions as a compensation measure because we believe that it reasonably reflects the total annual compensation of our employees and can be consistently applied to all of our employees included in the calculation. For purposes of identifying the median employee, we annualized the base salaries of full-time employees who were employed by us on December 31, 2023, but did not work for us for the entire fiscal year. The resulting total gross earnings before pre-tax deductions for all employees (other than our Chief Executive Officer) were sorted from high to low, and the median employee was identified.

•

Once we identified our median employee, we included the elements of such employee’s compensation for 2023 determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this Proxy Statement, which was calculated in accordance with the same requirements of Item 402(c)(2)(x) of Regulation S-K.

2024 Proxy Statement	Page 70

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K
of the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
The disclosure in the Pay Versus Performance Table illustrates the impact of the
C0V1D-19
pandemic, and the recovery of experiential real estate from the severe impact of the pandemic, on our performance-based variable compensation. For 2020, we disclosed in the Summary Compensation Table that our CEO received total compensation of $5,771,358. This amount included restricted shares taken in lieu of cash bonus under our AI and awards of restricted shares and performance share units under our LT1. Shortly after those awards were granted, the
COVID-19
pandemic reached North America and severely impacted experiential real estate properties that involve congregate social activity and discretionary consumer spending. During the pandemic, our share price significantly declined and we were required to pause our dividend payments, causing our TSR to decline more than most of the members of the Triple Net Peer Group and the MSCI US REIT Index. This resulted in significant decline in value of the restricted shares and performance shares granted to our CEO and other executives. For 2020, the amount disclosed in the Pay Versus Performance Table as Compensation Actually Paid to our CEO was $524,859. The Pay Versus Performance Table and the accompanying charts demonstrate the strong connection between executive compensation and our performance as measured by financial results or relative shareholder return. The impact of the
COVID-19
pandemic challenged most of our customers, particularly in the theatre industry. Most customers have seen significant improvement since the pandemic and are meeting their obligations to us. As a result, our financial performance improved in 2021 through 2023 and our TSR increased more than most of the members of the Triple Net Peer Group and the MSCI US REIT Index. We believe that our compensation program is effectively designed to align executive compensation to our overall performance.
PSUs were first awarded to executive officers in February 2020, covering a three-year performance period that ended on December 31,2022. Under our Long-Term Incentive Plan, each year additional PSUs are awarded covering three-year performance periods. The PSUs awarded in 2020, 2021, 2022 and 2023 use three performance factors: (1) Annualized TSR Percentile Rank for the Performance Period Versus Triple Net Peer Group, (2) Annualized TSR Percentile Rank for the Performance Period Versus MSCI US REIT Index, and (3) Compound Annual Growth Rate in AFFO per Share. As a result of the pandemic, the first award of PSUs by the Company for the three-year performance period ended on December 31,2022 did not achieve the minimum performance level of any of the performance metrics resulting in no payout under this portion of the LTI. We believe this result is consistent with our intention that the PSUs align executive compensation with total shareholder returns. The amount of share awards disclosed in our Summary Compensation Table for 2020 includes $1.9 million of grant date fair value for PSUs awarded to our CEO, and $1.8 million of grant date fair value for PSUs awarded to our other NEOs, which expired without any payout. See “Summary Compensation Table” on page 58.
During the three-year performance period ended on December 31,2023 applicable to the second award of PSUs by the Company made in 2021, our customers had generally experienced a recovery from the pandemic and our financial results and TSR performance improved. Each of our three performance metrics during this period exceeded the maximum performance level. Our Annualized TSR Percentile Rank for the Performance Period Versus Triple Net Peer Group and Annualized TSR Percentile Rank for the Performance Period Versus MSCI US REIT Index were at the 100th percentile and 96th percentile, respectively. Our Compound Annual Growth Rate in AFFO per Share during such period was 40.6%. We believe this result is consistent with our intention that the PSUs align executive compensation with total shareholder returns. See “Summary Compensation Table” on page 58.

2024 Proxy Statement	Page 71

Pay Versus Performance Table
The following table provides information with respect to pay versus performance that depicts the relationship between compensation “actually paid” to the CEO and other NEOs and “financial performance” over the last four fiscal years 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (4)	Value of Initial Fixed $100 Investment Based In:		Net Income (Loss) (thousands) (7)	FFOAA per Share (8)
					Total Shareholder Return (5)	MSCI U.S. REIT Index Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$8,672,259	$17,228,110	$2,450,984	$4,648,694	$85.53	$113.54	$173,046	$5.18
2022	$8,774,991	$4,664,073	$2,527,273	$1,517,018	$61.61	$99.82	$176,229	$4.69
2021	$8,282,052	$9,975,044	$2,451,044	$2,905,837	$72.15	$132.23	$98,606	$3.09
2020	$5,776,558	$530,734	$2,226,819	$994,796	$47.91	$92.43	$(131,728)	$1.43

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Silvers for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Silvers, in each applicable year, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to Mr. Silvers during the applicable year. Refer to the table below entitled “Calculation of Compensation Actually Paid” for the adjustments made to the amount of Mr. Silver’s total compensation reported to determine the compensation actually paid for each year, as computed in accordance with the requirements of Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the amount of Mr. Silver’s total compensation reported in the “Total” column of the Summary Compensation Table:

Year	Reported Summary Compensation Table Total for CEO	Reported Value of Share Awards(a) (b)	Reported Value of Bonus(c)	Fair Value of Share Awards Granted During Covered Fiscal Year that are Outstanding and Unvested	Year over Year Change in Fair Value of Share Awards Granted in Prior Years that are Outstanding and Unvested	Value of Dividends Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Compensation Actually Paid to CEO
2023	$8,672,259	$(5,451,878)	$(2,234,823)	$10,092,478	$5,569,561	$580,513	$17,228,110
2022	$8,774,991	$(6,051,051)	$(1,791,534)	$5,731,821	$(2,487,303)	$487,149	$4,664,073
2021	$8,282,052	$(5,777,134)	$(1,641,847)	$7,445,994	$1,475,225	$190,754	$9,975,044
2020	$5,776,558	$(3,906,842)	$(986,164)	$2,686,933	$(3,300,025)	$260,274	$530,734

(a)
Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 14 of the Company’s consolidated financial statements in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023, as filed with the SEC. These amounts reflect an accounting expense and do not necessarily correspond to the actual value that may be realized by the CEO.

(b)	Amounts include: (i) the aggregate grant date fair value of nonvested restricted performance shares issued pursuant to the LTI; (ii) the aggregate grant date fair value

2024 Proxy Statement	Page 72

of nonvested restricted common shares issued pursuant to the LTI; and (iii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the AI that the CEO, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that the executive would have otherwise received.

(c)
Amounts reflect performance bonuses earned by the CEO under the AI. Performance bonuses under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported in the “Total” column of the Summary Compensation Table during each year with respect to the Company’s named executive officers as a group, excluding Mr. Silvers (the
“Non-CEO
NEOs”). The names of each of the
Non-CEO
NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, 2022 and 2021, Messrs. Peterson, Zimmerman and Evans and Ms. Mater; and (ii) for 2020, Messrs. Peterson, Zimmerman, Evans and Hirons.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the
Non-CEO
NEOs, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-CEO
NEOs during the applicable year. Refer to the table below entitled “Calculation of Compensation Actually Paid” for the adjustments made to average total compensation of the
Non-CEO
NEOs to determine the average compensation actually paid for each year, as computed in accordance with the requirements of Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the
Non-CEO
NEOs for each year to determine the average compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Share Awards (a) (b)	Reported Value of Bonus (c)	Average Fair Value of Share Awards Granted During Covered Fiscal Year that are Outstanding and Unvested	Average Year over Year Change in Fair Value of Share Awards Granted in Prior Years that are Outstanding and Unvested	Average Value of Dividends Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Compensation Actually Paid to Non-CEO NEOs
2023	$2,450,984	$(1,291,168)	$(656,460)	$2,574,265	$1,405,786	$165,287	$4,648,694
2022	$2,527,273	$(1,507,623)	$(541,676)	$1,546,377	$(651,324)	$143,991	$1,517,018
2021	$2,451,044	$(1,479,221)	$(529,793)	$1,996,722	$411,753	$55,332	$2,905,837
2020	$2,226,819	$(1,082,684)	$(280,129)	$832,414	$(782,576)	$80,952	$994,796

(a)
Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 14 of the Company’s consolidated financial statements in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023, as filed with the SEC. These amounts reflect an accounting expense and do not necessarily correspond to the actual value that may be realized by the
Non-CEO
NEOs.

2024 Proxy Statement	Page 73

(b)
Amounts include: (i) the aggregate grant date fair value of nonvested restricted performance shares issued pursuant to the LTI; (ii) the aggregate grant date fair value of nonvested restricted common shares issued pursuant to the LTI; and (iii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the AI that the executive, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that the executive would have otherwise received.

(c)
Amounts reflect performance bonuses earned by the
Non-CEO
NEOs under the AI. Performance bonuses under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received.

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the MSCI U.S. REIT Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
FFOAA per Share is defined as in
“Non-GAAP
Financial Measures” on pages 52 through 57 in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2023. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that FFOAA per Share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

Financial Performance Measures
As described in more detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay for performance philosophy. The metrics that the Company uses for both AI and LTI awards are selected to support achievement of our business strategy without encouraging excessive risk-taking. Pay for performance is one of the primary objectives of our compensation program. The most important financial measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	AFFO per Share

•	FFOAA per Share

•	TSR of the Triple Net Peer Group

•	TSR of the MSCI US REIT Index

2024 Proxy Statement	Page 74

Analysis of Pay Versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay for performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table above. Further, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing a graphical description below of the following “Pay vs. Performance” relationships over each of the years shown in the Pay versus Performance Table:

•	CEO and average Non-CEO NEO compensation “actually paid” versus the Company’s cumulative Total Shareholder Return (TSR)

•	CEO and average Non-CEO NEO compensation “actually paid” versus the Company’s net income

•	CEO and average Non-CEO NEO compensation “actually paid” versus the Company’s FFOAA per Share (Company selected measure)

•	The Company’s TSR versus the cumulative TSR of the MSCI US REIT Index

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2024 Proxy Statement	Page 76

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company’s equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	123,239	(2)	$59.16	(3)	1,546,421	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	123,239		$59.16		1,546,421

(1)

All grants of equity awards were issued under the Company’s 2007 Equity Incentive Plan prior to May 12, 2016, and under the Company’s 2016 Equity Incentive Plan on and after May 12, 2016. The Company’s 2016 Equity Incentive Plan replaced the Company’s 2007 Equity Incentive Plan. Each of the plans was approved by the Company’s shareholders.

(2)

This number includes: (i) 68,472 common shares issuable upon the exercise of options granted under the Company’s 2007 Equity Incentive Plan; (ii) 12,719 common shares issuable upon the exercise of options granted under the Company’s 2016 Equity Incentive Plan; and (iii) 42,048 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date.

(3)

The 42,048 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date are excluded from the weighted average price calculation.

(4)

This number represents shares available for issuance under the Company’s 2016 Equity Incentive Plan. Upon shareholder approval of the Company’s 2016 Equity Incentive Plan, no further awards were permitted to be made under the Company’s 2007 Equity Incentive Plan.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees has reviewed and discussed the information provided in “Compensation Discussion and Analysis” with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation Committee:

Robin P. Sterneck, Chair

James B. Connor

Virginia E. Shanks

Caixia Ziegler

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AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s 2023 audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC and NYSE. This included a discussion of the firm’s judgments regarding the quality, not just the acceptability, of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the rules of the NYSE and the PCAOB. In addition, the Audit Committee received from the firm the written disclosures and confirmation from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company.

The Audit Committee discussed with management and the firm the overall scope and plans for the audit of the consolidated financial statements. The Audit Committee meets periodically with management and the independent registered public accounting firm to discuss the results of their audits, the Company’s disclosure controls and procedures, internal control over financial reporting and internal audit function, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board approved, that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

By the Audit Committee:

Lisa G. Trimberger, Chair

Peter C. Brown

Virginia E. Shanks

John P. Case III

This Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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TRANSACTIONS BETWEEN THE COMPANY AND

TRUSTEES, OFFICERS OR THEIR AFFILIATES

The Company has established Company Governance Guidelines and Independence Standards for Trustees which cover (generally and specifically) the types of related party transactions addressed by SEC and NYSE rules. The Board is responsible for evaluating these standards and ensuring compliance with these guidelines and they also apply, to the extent applicable, these standards and guidelines to executive officers in a manner to satisfy Item 404 of Regulation S-K. Although the application of these specific standards and policies to executive officers is not expressly provided in a formal written policy, the Company’s Code of Ethics and Business Conduct provides that employees (including executive officers) and trustees of the Company should avoid conflicts of interest with regard to their own or the Company’s interest. Under the Code, a conflict of interest exists whenever an individual’s private interests interfere or are at odds with the interests of the Company. Any waiver of the provisions of the Code for executive officers or trustees may only be made by the Board, and any such waiver will be disclosed as required by law or regulation and the rules of the NYSE.

The Company does not have a formal written policy specifically for security holders covered by Item 404(a) of Regulation S-K. However, the Board applies the general standards and guidelines set forth in the guidelines and standards discussed above for purposes of determining transactions requiring disclosure under Item 404(a) of Regulation S-K. There have been no transactions with related persons since the beginning of fiscal 2023 reportable pursuant to applicable SEC rules.

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Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

What are you voting on?	We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2024.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be available to make a statement and respond to appropriate questions about their services. Neither the trustees, nor the nominees for trustee have a personal interest in the approval of this proposal.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal.

Your Board recommends a vote “FOR” ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2024.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the fees billed or expected to be billed to the Company by KPMG LLP for services rendered for the years ended December 31, 2023 and December 31, 2022.

	2023	2022
Audit Fees(1)	$1,354,200	$1,046,350
Audit-Related Fees	—	—
Tax Fees(2)	551,747	514,807
All Other Fees	—	—
Total	$1,905,947	$1,561,157

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, the review of quarterly condensed consolidated financial statements included in the Company’s Form 10-Q reports, consents, comfort letters and audit services provided in connection with other statutory and regulatory filings.

(2)

Tax fees relate to professional services rendered in connection with tax preparation and compliance, tax consulting and advice and tax planning, including REIT tax compliance, and U.S. and Canadian tax compliance, as well as fees for tax advisory, planning or consulting services for certain nonrecurring capital structure events. Tax fees for the year ended December 31, 2023 include $319,510 for tax return preparation and compliance and $232,237 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2023 totaled $1,673,710, or 87.8% of total fees, and non-audit fees for fiscal 2023 totaled $232,237, or 12.2% of total fees. Tax fees for the year ended

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December 31, 2022 include $250,713 for tax return preparation and compliance and $264,094 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2022 totaled $1,297,063, or 83.1% of total fees, and non-audit fees for fiscal 2022 totaled $264,094, or 16,9% of total fees.

Pre-Approval Policies

The Audit Committee has adopted policies which require that the provision of services by the independent registered public accounting firm, and the fees therefore, be pre-approved by the Audit Committee. The policies are more particularly described in the section of this Proxy Statement titled “Company Governance – Audit Committee.” The services provided by KPMG LLP in 2023 and 2022 were pre-approved by the audit committee in accordance with those policies.

The Audit Committee considered whether KPMG LLP’s provision of tax services in 2023 and 2022 was compatible with maintaining its independence from management and the Company, and determined that the provision of those services was compatible with its independence.

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SHARE OWNERSHIP

Share Ownership of Trustees and Management

The following table shows as of March 12, 2024, the number of our shares beneficially owned by each of our trustees, the nominees for trustee and our named executive officers, and by all of the trustees and executive officers as a group. All information regarding beneficial ownership was furnished by the trustees, nominees and executive officers listed below. Unless otherwise indicated, each of our trustees and executive officers listed below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the mailing address for each of our trustees and executive officers listed below is EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Title of Class	Name of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
Common Shares	Gregory K. Silvers(3)	841,380	*
Common Shares	Mark A. Peterson(4)	252,457	*
Common Shares	Craig L. Evans(5)	91,729	*
Common Shares	Gregory E. Zimmerman(6)	141,870	*
Common Shares	Tonya L. Mater(7)	44,911	*
Common Shares	Robin P. Sterneck(8)	41,815	*
Common Shares	Virginia E. Shanks(9)	30,542	*
Common Shares	James B. Connor (10)	29,047	*
Common Shares	Peter C. Brown(11)	22,901	*
Common Shares	Caixia Y. Ziegler(12)	12,153	*
Common Shares	Lisa G. Trimberger(13)	9,633	*
Common Shares	John P. Case III(14)	7,169	*
Common Shares	All trustees, nominees and executive officers as a group (16 persons)(15)	1,614,732	2.13%

* Less than 1 percent.

(1)

Includes common shares which the named individuals hold and have the right to acquire within 60 days after March 12, 2024 under existing options and common shares issuable to the named individuals upon settlement of restricted share units that settle (or can settle) within 60 days after March 12, 2024. Also includes nonvested restricted common shares which the named individuals hold because the individuals have voting rights with respect to such shares.

(2)	Applicable percentages are based on 75,667,892 of our common shares outstanding as of March 12, 2024, adjusted as required by the rules promulgated by the SEC.

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(3)	Amount includes 61,554 common shares indirectly held in a trust, 21,588 common shares issuable upon the exercise of options and 202,331 nonvested restricted common shares.

(4)	Amount includes 163,464 common shares indirectly held in a trust with Mr. Peterson’s spouse, 8,401 common shares issuable upon the exercise of options and 80,592 nonvested restricted common shares.

(5)

Amount includes 22,500 common shares held in trust and 9,342 common shares held jointly with Mr. Evans’ spouse. Mr. Evans retired effective March 1, 2024. In connection with his retirement, all of Mr. Evans’ previously issued and outstanding nonvested restricted common shares and performance shares vested.

(6)	Amount includes 74,901 common shares held indirectly in a trust and 66,969 nonvested restricted common shares.

(7)	Amount includes 1,201 common shares issuable upon the exercise of options and 14,824 nonvested restricted common shares.

(8)	Amount includes 38,009 common shares issuable upon settlement of restricted share units.

(9)	Amount includes 12,058 common shares issuable upon settlement of restricted share units.

(10)	Amount includes 29,047 common shares issuable upon settlement of restricted share units.

(11)	Amount includes 4,807 common shares issuable upon settlement of restricted share units.

(12)	Amount includes 10,141 common shares issuable upon settlement of restricted share units.

(13)	Amount includes 6,633 common shares issuable upon settlement of restricted share units.

(14)	Amount includes 7,169 common shares issuable upon settlement of restricted share units.

(15)

Shares held by all trustees, nominees and executive officers as a group reported in the table include 31,190 common shares that the individuals have the right to acquire under options, 107,864 common shares issuable to the individuals upon settlement of restricted share units and 364,716 nonvested restricted common shares.

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Principal Shareholders

The following table shows as of March 12, 2024, the number of our common shares beneficially owned by each person or group that we know beneficially owns more than 5% of our common shares. Except as stated below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	11,257,272(2)	14.9%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	9,854,780(3)	13.0%
Invesco Ltd. 1331 Spring Street NW Suite 2500 Atlanta, GA 30309	5,022,953(4)	6.6%
State Street Corporation 1 Congress Street Suite 1 Boston, MA 02114	4,221,973(5)	5.6%

(1)	Applicable percentages are based on 75,667,892 of our common shares outstanding as of March 12, 2024, adjusted as required by the rules promulgated by the SEC.

(2)

Based solely on disclosures made by The Vanguard Group, Inc. (“Vanguard”) in a report on Schedule 13G/A filed with the SEC on February 13, 2024. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole dispositive power over 11,088,294 common shares, shared voting power over 87,756 common shares and shared dispositive power over 168,978 common shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

(3)

Based solely on disclosures made by BlackRock, Inc. (“BlackRock”) in a report on Schedule 13G/A filed with the SEC on January 23, 2024. In the Schedule 13G/A filed by BlackRock, BlackRock reports having sole voting power over 8,990,031 common shares and sole dispositive power over 9,854,780 common shares. Additionally, the Schedule 13G/A filed by BlackRock reports that BlackRock is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

(4)

Based solely on disclosures made by Invesco Ltd. (“Invesco”) in a report on Schedule 13G/A filed with the SEC on February 9, 2024. In the Schedule 13G filed by Invesco, Invesco reports having sole voting power over 4,926,399 common shares and sole dispositive power over 5,022,953 common shares. Additionally, the Schedule 13G filed by Invesco reports that Invesco is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

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(5)

Based solely on disclosures made by State Street Corporation (“State Street”) in a report on Schedule 13G/A filed with the SEC on January 30, 2024. In the Schedule 13G filed by State Street, State Street reports having shared voting power over 3,286,314 common shares and shared dispositive power over 4,214,273 common shares. Additionally, the Schedule 13G filed by State Street reports that State Street is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

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SHAREHOLDER PROPOSALS, TRUSTEE NOMINATIONS

AND RELATED BYLAW PROVISIONS

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 18, 2024. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the shareholder must provide the information required by the Company’s Bylaws and give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary:

•	Not earlier than the close of business on February 28, 2025; and

•	Not later than the close of business on March 30, 2025.

If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

How may I recommend or nominate individuals to serve as trustees?

You may propose trustee candidates for consideration by the Board’s Nominating/Company Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.

The Company’s Bylaws permit shareholders to nominate trustees for election at an annual shareholder meeting. To nominate a trustee, the shareholder must deliver the information required by the Company’s Bylaws. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b), including providing the information required under that rule unless such information has been provided in a preliminary or definitive proxy statement previously filed by the shareholder.

What is the deadline to propose or nominate individuals to serve as trustees?

A shareholder may send a proposed trustee’s candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at the next annual shareholder meeting, the shareholder must give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general,

2024 Proxy Statement	Page 88

require that the notice be received by the Secretary between the close of business on February 28, 2025 and the close of business on March 30, 2025, unless the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder nomination must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees at the next annual shareholder meeting must provide notice to the Secretary at the address set forth above no later than March 30, 2025, unless the date of the next annual shareholder meeting is changed by more than 30 days from May 29, 2025, then such notice must be provided by the later of 60 days prior to the date of the next annual shareholder meeting or the 10th day following the day on which the Company publicly announces the date of the next annual shareholder meeting. In order to comply with Rule 14a-19, the notice must be postmarked or transmitted electronically on or before the applicable deadline. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under the Company’s Bylaws as described above.

How may I obtain a copy of the Company’s Bylaw provisions regarding shareholder proposals and trustee nominations?

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating trustee candidates. The Company’s Bylaws also are available on the Company’s website at www.eprkc.com.

Must the Board of Trustees approve my proposal?

Our Declaration of Trust provides that the submission of any action to the shareholders for their consideration must first be approved by the Board of Trustees.

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OTHER MATTERS

As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the shareholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Trustees, or the judgment of the proxy holders if no recommendation is made.

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MISCELLANEOUS

Proxy Solicitation

The Company has made these proxy materials available to shareholders in connection with our Board of Trustees’ solicitation of proxies for use at the Annual Meeting. We will bear all costs of the solicitation. After the initial mailing of the Notice, proxies may be solicited by mail, telephone, telegram, facsimile, e-mail or personally by trustees, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Notice to the beneficial owners of shares held of record by them, forward printed proxy materials by mail to such beneficial owners who specifically request them and obtain such beneficial owners’ voting instructions, and their reasonable out-of-pocket expenses, together with those of our transfer agent, will be paid by us.

Annual Report

We refer you to our Annual Report, containing consolidated financial statements for the year ended December 31, 2023, filed with the SEC. Alternatively, you may access our Annual Report on our website at www.eprkc.com. You must not regard the Annual Report as additional proxy solicitation material.

We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of our annual report on Form 10-K, including the consolidated financial statements and financial statement schedules, filed with the Securities and Exchange Commission for the year ended December 31, 2023.

BY ORDER OF THE BOARD OF TRUSTEES

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 29, 2024. Online Go to www.envisionreports.com/EPR or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/EPR 2024 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Trustees unanimously recommends a vote FOR the election of all nominees listed in Proposal 1 and FOR A Proposals 2 and 3. + 1. Election of Trustees: For Against Abstain For Against Abstain For Against Abstain 01—Peter C. Brown 02—John P. Case III 03—James B. Connor 04—Virginia E. Shanks 05—Gregory K. Silvers 06—Robin P. Sterneck 07—Lisa G. Trimberger 08—Caixia Y. Ziegler For Against Abstain For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation 3. To ratify the appointment of KPMG LLP as the Company’s of the Company’s named executive officers as disclosed in independent registered public accounting firm for 2024. these proxy materials. 4. To act upon any other matters that may properly come before the meeting or any adjournment or postponement thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 03YLOA

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/EPR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EPR qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy—EPR Properties + This proxy is being solicited on behalf of the Board of Trustees for the Annual Meeting of Shareholders on May 29, 2024. As a shareholder of EPR Properties (the “Company”), I appoint Gregory K. Silvers, Mark A. Peterson and Paul R. Turvey as my attorneys-in-fact and proxies (with full power of substitution), and authorize each of them to represent me at the Annual Meeting of Shareholders of the Company to be held at the Company’s offices at 909 Walnut Street, Suite 200, Kansas City, MO 64106, on May 29, 2024 at 11:00 a.m. (Central Time), and at any adjournment or postponement of the meeting, and to vote the common shares of beneficial interest in the Company held by me as designated on the reverse side. This proxy revokes all prior proxies given by me. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no choice is indicated on the proxy, the persons named as proxies intend to vote FOR the election of all nominees listed in Proposal 1 and FOR Proposals 2 and 3. If any other matters come before the meeting, the persons named as proxies will vote in their discretion. PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +